UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to ss.240.14a-12

FUELCELL ENERGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
Fee paid previously with preliminary materials.
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

3 Great Pasture Road

Danbury, CT 06813

203-825-6000

Notice of 2014 Annual Meeting of Shareholders and Proxy Statement

Thursday, March 27, 2014

Matters to be voted on:

1.	To elect seven (7) directors to serve for the ensuing year and until their successors are duly elected and qualified;

2.	To ratify the selection of the independent registered public accounting firm for fiscal 2014;

3.	To amend the FuelCell Energy, Inc. Amended and Restated 2010 Equity Incentive Plan;

4.	To amend the FuelCell Energy, Inc. Articles of Incorporation increasing its authorized common stock from 275,000,000 to 400,000,000 shares;

5.	To vote, on an advisory basis, on the compensation of the Company’s Named Executive Officers as set forth in the Executive Compensation section of this Proxy Statement; and

6.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on February 3, 2014 are entitled to vote at the meeting.

INFORMATION REGARDING ADMISSION TO THE 2014 ANNUAL MEETING.

All persons attending the 2014 Annual Meeting should follow the advance registration instructions on page 37 of this proxy statement to obtain admission to the meeting.

Your attention is directed to the attached Proxy Statement. If you do not expect to be present at the meeting, please vote your shares according to the instructions on your Notice of Internet Availability of Proxy Materials (NOIA) or proxy card. Any proxy may be revoked by delivery of a proxy dated subsequent to the previous submission. Shareholders of record who attend the annual meeting may vote in person even if they have previously delivered a signed proxy.

February 7, 2014

By Order of the Board of Directors,

Michael S. Bishop

Corporate Secretary

Dear Fellow Shareholders:

We are pleased to invite you to attend our Annual Meeting of Shareholders to be held on Thursday, March 27, 2014 at 10:00 a.m. Eastern Standard Time, at the Hartford Marriott Downtown, 200 Columbus Blvd, Hartford, Connecticut.

The formal Notice of Annual Meeting and Proxy Statement fully describe the matters to be acted upon at the meeting and provide information about the Company that you should consider when voting your shares. Shareholders of record as of the close of business on February 3, 2014 are entitled to vote.

The Board of Directors recommends the approval of the proposals being presented at the Annual Meeting of Shareholders as being in the best interest of the Company and its shareholders. We encourage you to read the Proxy Statement and give these proposals your consideration.

It is important that your shares are represented and voted at the meeting. Whether or not you plan to attend the meeting, you can ensure that your shares are represented by casting your vote following the instructions on page 5 of the Proxy Summary. Please follow the advance registration instructions on page 37 of the proxy statement if you plan on attending the meeting.

On behalf of FuelCell Energy’s Board of Directors, Leadership Team and other associates, I would like to thank you for your continued commitment in FuelCell Energy.

February 7, 2014

Sincerely,

John A. Rolls

Chairman of the Board

Table of contents

PROXY SUMMARY	5

PROXY STATEMENT	7
PROPOSAL 1	Election of Directors	7

PROPOSAL 2	Ratification of Selection of Independent Registered Public Accounting Firm	32
PROPOSAL 3	Amendment of the FuelCell Energy, Inc. Amended & Restated 2010 Equity Incentive Plan	33

Back to Contents
PROPOSAL 4	Amendment of the FuelCell Energy, Inc. Amended & Restated Articles of Incorporation Increasing Its Authorized Common Stock From 275,000,000 Shares to 400,000,000 Shares	34
Rights of Additional Authorized Shares	35
Potential Adverse Effects of Amendment	35
Effectiveness of Amendment and Vote Required	35
PROPOSAL 5	Advisory Vote to Approve Executive Compensation	35

Back to Contents

Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references are supplied to help you find further information within this proxy statement.

Eligibility to Vote (page 7)

You can vote if you were a shareholder of record at the close of business on February 3, 2014.

How to Cast Your Vote

You can vote by any of the following methods until 11:59 p.m. (Eastern Standard Time) on March 26, 2014:

•	Vote by internet at www.proxyvote.com. Have your 12-Digit Control Number from your proxy card or notice when you access the web site and follow the simple instructions;

•	Vote by telephone at 1-800-690-6903. Have your 12-Digit Control Number from your proxy card or notice when you call and follow the simple instructions or

Meeting Attendance

Meeting attendance requires advance registration. Please contact the office of the corporate secretary at corporatesecretary@fce.com to request an admission ticket. If you do not have an admission ticket, you must present proof of ownership in order to be admitted to the meeting.

Company Profile

Direct FuelCell® power plants are generating ultra-clean, efficient and reliable power at more than 50 locations worldwide. With more than 300 megawatts of power generation capacity installed or in backlog, FuelCell Energy is a global leader in providing ultra-clean baseload distributed generation to utilities, industrial operations, universities, municipal water treatment facilities, government installations and other customers around the world. The Company’s power plants have generated more than 2 billion kilowatt hours of ultra-clean power using a variety of fuels including renewable biogas from wastewater treatment and food processing, as well as clean natural gas. For more information please visit our website at www.fuelcellenergy.com

Corporate Governance (page 9)

•	The Role of the Board and Board Leadership

•	Board Leadership Structure

•	Continuing Education and Self-Evaluation

•	Code of Ethics

•	Whistleblower Policy

•	Risk Oversight

Board Nominees & Committees of the Board (pages 7 - 13)

•	Director Qualifications and Biographies

•	Criteria for Board Membership

•	Director Independence

•	Committees and Meeting Attendance

Named Executive Officers (“NEOs”) (pages 8 & 14)

Name	Age	Occupation	Since	Previous Position at FCE	Hired
Arthur A. Bottone	53	President and Chief Executive Officer	2011	Senior Vice President and Chief Commercial Officer	2010
Michael S. Bishop	46	Senior Vice President, Chief Financial Officer, Corporate Secretary, Treasurer	2011	Vice President, Corporate Controller	2003
Anthony F. Rauseo	54	Chief Operating Officer	2010	Vice President of Engineering and Chief Engineer	2005

2013 Executive Compensation (page 15)

Forms of compensation for Executives:

•	Cash & equity; represented by: base salary, annual incentive awards, and long-term incentive compensation.

FUELCELL ENERGY, INC. - Notice of Annual Meeting of Shareholders	5

Back to Contents

2013 Executive Total Compensation Mix for NEOs (page 15)

CEO COMPENSATION MIX	OTHER NEO COMPENSATION MIX

2013 Executive Compensation Summary for NEOs (page 21)

Name and Principal Position	Salary ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Arthur A. Bottone	386,355	360,000	247,212	1,952	995,519
Michael S. Bishop	249,714	164,400	89,670	2,508	506,292
Anthony F. Rauseo	287,310	209,000	101,213	2,710	600,233

2013 Director Compensation (page 27)

Auditors (page 32)

As a matter of good corporate governance, we are asking our shareholders to ratify the selection of KPMG LLP as our independent registered public accounting firm for 2014.

Voting Matters (page 1)

		Management Recommendation	Page Reference (for more detail)
1.	To elect (7) directors to serve for the ensuing year and until their successors are duly elected and qualified	FOR each Director Nominee	7
2.	To ratify the selection of the independent registered public accounting firm for fiscal 2014	FOR	32
3.	To amend the FuelCell Energy, Inc. Amended and Restated 2010 Equity Incentive Plan;	FOR	33
4.	To amend the FuelCell Energy, Inc. Articles of Incorporation increasing its authorized common stock from 275,000,000 to 400,000,000 shares; and	FOR	34
5.	To vote, on an advisory basis, on the compensation of the Company’s Named Executive Officers as set forth in the Executive Compensation section of this Proxy Statement.	FOR	35

FUELCELL ENERGY, INC. - Notice of Annual Meeting of Shareholders	6

Back to Contents

PROXY STATEMENT

This Proxy Statement is furnished to the shareholders of FuelCell Energy, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 2014 Annual Meeting of Shareholders (the “Annual Meeting”) and at any adjournment thereof. The Annual Meeting will be held at the Hartford Marriott Downtown, 200 Columbus Blvd, Hartford, Connecticut on Thursday, March 27, 2014 at 10:00 a.m. Eastern Standard Time. The Company is a Delaware corporation. The Board of Directors has set the close of business on February 3, 2014 as the record date for the determination of stockholders of the Company’s common stock, par value $0.0001 per share, who are entitled to notice of and to vote at the Annual Meeting. As of February 3, 2014 there were 236,462,878 shares of common stock outstanding and entitled to vote on all matters at the Annual Meeting. Holders of common stock outstanding at the close of business on the record date will be entitled to one vote for each share held by them on the record date.

The approximate date on which this Proxy Statement and the accompanying proxy card are first being sent or given to shareholders is February 14, 2014.

Proposal 1	Election of Directors

Seven directors are to be elected at the Annual Meeting, each to hold office until the next annual meeting of shareholders and until a successor is elected and qualified. It is the intention of the persons named in the enclosed form of proxy to vote, if authorized, for the election of the seven nominees named below as directors. All of the nominees are present directors of the Company. If any nominee declines or is unable to serve as a director (which is not anticipated), the persons named as proxies reserve full discretion to vote for any other person who may be nominated.

Director Qualifications and Biographies

In nominating individuals to become members of the Company’s Board of Directors, the Nominating and Corporate Governance Committee strives to achieve Board participation that represents a diverse mix of skills, qualifications, experience, perspectives, talents, backgrounds and education that will assist the Board of Directors in fulfilling its responsibilities, oversee management’s execution of strategic objectives, and represent the interests of all of the Company’s shareholders.

No less than two-thirds of the Company’s Board of Directors are considered Independent Directors as such term is defined in Nasdaq Rule 5605(a)(2).

Further information about the Company’s corporate governance practices, the responsibilities and functioning of the Board and its committees, director compensation and related party transactions is found throughout this proxy statement.

The Board of Directors recommends that Shareholders vote “FOR” the proposal to elect each of the seven nominees listed below as directors of the company.

FUELCELL ENERGY, INC. - Notice of Annual Meeting of Shareholders	7

Back to Contents

Following are the names and ages of each nominee for election as a director, the principal occupation of each, the year in which first elected as a director of the Company, the business experience of each for at least the past five years and certain other information concerning each of the nominees.

Arthur A. Bottone

Principal Occupation: President and Chief Executive Officer
Director since 2011
Age 53

Mr. Bottone joined FuelCell Energy in February 2010 as Senior Vice President and Chief Commercial Officer and was promoted to President and Chief Executive Officer in February 2011. Mr. Bottone’s focus is to accelerate and diversify global revenue growth to achieve profitability by capitalizing on heightened global demand for clean and renewable energy. Mr. Bottone has broad experience in the power generation field including traditional central generation and alternative energy. Prior to joining FuelCell Energy, Mr. Bottone spent 25 years at Ingersoll Rand, a diversified global industrial company, including as President of the Energy Systems business. Mr. Bottone’s qualifications include extensive global business development, technology commercialization, power generation project development as well as acquisition and integration experience.

Mr. Bottone received an undergraduate degree in Mechanical Engineering from Georgia Institute of Technology in 1983, and received a Certificate of Professional Development from The Wharton School, University of Pennsylvania in 2004.

Richard A. Bromley

Principal Occupation: Retired Vice President - Law and Government for AT&T
Director since 2007
Age 79

Mr. Bromley retired as Vice President - Law and Government Affairs at AT&T. During his 38-year career at AT&T, he served as an attorney for Pacific Northwest Bell, Western Electric, Bell Labs, and as a general attorney in AT&T’s New York headquarters. As VP-Law and Government Affairs, Mr. Bromley was responsible for all of AT&T’s legal, regulatory and governmental matters west of the Mississippi. He is a member of the bar in California, New York, Washington, and Oregon, as well as the United States Supreme Court. He is currently engaged in the general practice of law in California. Mr. Bromley brings executive leadership experience and valuable perspective due to his background in law and governmental affairs.

James Herbert England

Principal Occupation: Chief Executive Officer of Stahlman-England Irrigation Inc.
Director since 2008
Age 67

Mr. England is a Corporate Director and has been the CEO of Stahlman-England Irrigation, Inc. since 2000. Prior to that, Mr. England spent 4 years as Chairman, President and CEO of Sweet Ripe Drinks, Ltd., a fruit beverage company. Prior to that, he spent 18 years at John Labatt Ltd., a $5 billon public company, and served as the company’s CFO from 1990-1993. Mr. England started his career with Arthur Andersen & Co. in Toronto after serving in the Canadian infantry. Mr. England is a director of Enbridge Inc., Enbridge Energy Management, LLC, Enbridge Energy Company, Inc., Midcoast Holdings LLC and is a past member of the board of directors of John Labatt Ltd., Canada Malting Co., Ltd., and the St. Clair Paint and Wallpaper Corporation. Among other qualifications, Mr. England has executive leadership experience including an in-depth understanding of corporate and international finance. He also has a deep insight into the energy industry and the needs, challenges and global opportunities of the Company in particular.

James D. Gerson

Principal Occupation: Private Investor
Director since 1992
Age 70

Mr. Gerson is a member of the Board of several public and private companies including I-Light Technologies, and Localvox Media, Inc. He is also Chairman of the Board of Evercel, Inc., a holding company. Prior to its 2007 merger with Schneider Electric, Mr. Gerson served as a Director of American Power Conversion Corp. Mr. Gerson was previously a Vice President of Fahnestock & Co., Inc. (now Oppenheimer & Co.), where he held a variety of positions in corporate finance, research and portfolio management. Among other qualifications, Mr. Gerson brings senior leadership experience, including a substantial understanding of capital markets and asset management, and an understanding of technology industries.

William A. Lawson

Principal Occupation: Retired Chairman of the Board of Newcor, Inc.
Director since 1988
Age 80

Mr. Lawson was the Chairman of the Board of Newcor, which designed and manufactured products principally for the automotive, heavy-duty, agricultural and industrial markets and focused on two core competencies: precision machined components and molded rubber and plastic products. Newcor operated six companies with 1,000 employees and now operates as part of EXX, Inc. Mr. Lawson was also President of W.A. Lawson Associates, an industrial and financial consulting firm. Among other qualifications, Mr. Lawson has executive leadership experience as a chairman of a manufacturing company. He also has financial expertise and a broad understanding of industrial technology.

John A. Rolls

Principal Occupation: Managing Partner Core Capital Group, a private investment partnership
Director since 2000
Lead independent director from 2007- 2011
Chairman of the Board of Directors since 2011
Age 72

Mr. Rolls was appointed Chairman of the Board of Directors in March 2011. He is Managing Partner of Core Capital Group and Principal of Cove Harbor Partners LLC., both of which are private investment partnerships. Previously, he was President and Chief Executive Officer Deutsche Bank North America, Executive Vice President and Chief Financial Officer of United Technologies, Senior Vice President and Chief Financial Officer RCA, Treasurer, Monsanto Company and CFO Monsanto Europe, Brussels Belgium. Among other qualifications, Mr. Rolls has executive leadership experience as President and Chief Executive Officer of a leading global investment bank and Executive Vice President and Chief Financial Officer of a major public company. Mr. Rolls also has extensive financial expertise and a broad understanding of advanced technologies.

FUELCELL ENERGY, INC. - Notice of Annual Meeting of Shareholders	8

Back to Contents

Togo Dennis West, Jr.

Principal Occupation: Chairman of Noblis, Inc. and the TLI Leadership Group
Director since 2008
Age 71

Mr. West is Chairman of TLI Leadership Group, a strategic consulting firm, since 2006 and Chairman of Noblis, Inc., a nonprofit science, technology and strategy organization, since 2001. He serves on the boards of Krispy Kreme Doughnuts, Inc. and Bristol-Myers Squibb. He has practiced law as managing partner in the New York law firm of Patterson Belknap Webb and Tyler and was of counsel to the D.C. based law firm of Covington & Burling. Mr. West also served as General Counsel to the Departments of Defense and the Navy. He was Senior Vice President for Government Affairs with Northrop Corporation. Mr. West served as Secretary of the United States Department of Veterans Affairs from 1998 to 2000 and Secretary of the United States Army from 1993 to 1998. Among other qualifications, Mr. West has executive leadership experience in the private sector and at the highest levels of government. He brings an extensive background in the military, government, and legal profession to the Company.

CORPORATE GOVERNANCE

The Role of the Board and Board Leadership

FuelCell’s Board of Directors has adopted Corporate Governance Principles to provide the framework for achieving effective corporate governance and best practices. The Company is committed to providing the highest standards of business conduct and integrity in its relationships with employees, customers, suppliers and shareholders. Business affairs and assets of the Corporation are governed by and under the direction of the Board of Directors. The Corporate Governance Principles can be found on the Company’s website at www.fuelcellenergy.com.

In February 2011, the Board separated the roles of CEO and Chairman, appointing an independent director as Chairman of the Board of Directors. The Board believes that this leadership structure adheres to the Company’s commitment to monitor and oversee the compliance with applicable laws and regulations and its commitment to maintaining sound corporate governance principles and best practices.

The general supervision of the affairs of the Corporation is the responsibility of Company’s President and CEO. In addition, the President and CEO is accountable for achieving the Company’s strategic goals. The independent Chairman serves as the principal representative of the Board of Directors and as such, presides at all Board and committee meetings.

The Company’s Board and committees of the Board regularly engage with senior management to ensure management accountability, review management succession planning, approve the Company’s strategy and mission, execute the Company’s financial and strategic goals, oversee risk management, and review and approve executive compensation.

Continuing Education and Self-Evaluation

Pursuant to the Company’s continuous focus on enhancing its corporate governance practices, the Board and management are regularly updated on corporate governance developments, strategies, operations and external trends and other issues that may affect the Company. The Board participates in a board education program which provides continuing education relevant to director’s roles and responsibilities.

The Board and each of its committees conduct annual self-assessments, the results of which are reviewed by the Nominating and Corporate Governance Committee and the full Board in an effort to improve Board and committee performance and effectiveness.

Code of Ethics

FuelCell Energy, Inc. is committed to high standards of ethical, moral and legal business conduct and to the timely identification and resolution of all such issues that may adversely affect the Company, its clients, employees or shareholders.

The Company has adopted a Code of Ethics (the “Code”), which applies to the Board of Directors, Named Executive Officers, Vice Presidents and other members of management. The Code provides a statement of certain fundamental principles and key policies and procedures that govern the conduct of the Company’s business. The Code covers all major areas of professional conduct, including employment policies, conflicts of interest, intellectual property and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business. As required by the Sarbanes-Oxley Act of 2002, our Audit & Finance Committee has procedures to receive, retain and treat complaints received regarding our accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Code can be found on the Company’s website at www.fuelcellenergy.com.

FUELCELL ENERGY, INC. - Notice of Annual Meeting of Shareholders	9

Back to Contents

Whistleblower Policy

The Company’s Whistleblower Policy covers reporting of suspected misconduct, illegal activities or fraud, including questionable accounting, financial control and auditing matters, federal securities violations or other violations of federal and state laws or of the Company’s Code of Ethics.

We have established a written protocol with a third party vendor which ensures that all complaints received will be reported directly to the designated representative of the Audit & Finance Committee of the Board of Directors without going through the Company’s management channels.

The third party vendor shall offer anonymity to whistleblowers and assure those who identify themselves that their confidentiality will be maintained, to the extent possible, within the limits proscribed by law. No attempt will be made to identify a whistleblower who requests anonymity.

Risk Oversight

Our Board has overall responsibility for the oversight of risk management at our Company. Day to day risk management is the responsibility of management, which has implemented processes to identify, assess, manage and monitor risks that face our Company. Our Board, either as a whole or through its Committees, regularly discusses with management our major risk exposures, their potential impact on our Company, and the steps we take to monitor and control such exposures.

While our Board has general oversight responsibility for risk at our Company, the Board has delegated some of its risk oversight duties to the various Board Committees. The Nominating and Corporate Governance Committee oversees risks related to corporate governance. The Government Affairs Committee considers regulatory and policy risk. The Audit and Finance Committee is responsible for generally reviewing and discussing the Company’s policies and guidelines with respect to risk assessment and risk management. It focuses on the management of financial risk exposure and oversees financial statement compliance and control environment risk exposure overseeing policies with respect to financial risk assessment. The Audit and Finance Committee also considers financial risk management including, risks relating to liquidity, access to capital and macroeconomic trends and risks. The Compensation Committee assists our Board in overseeing the management of risks arising from our compensation policies, and programs related to assessment, selection, succession planning, training and development of executives of the Company. Each of the Board Committees reviews these risks and then discusses the process and results with the full Board.

Communicating with Directors

The Company has established a process by which shareholders or other interested parties can communicate with the Company’s Board of Directors or any of the Company’s individual directors, by sending their communications to the following address:

Board of Directors

of FuelCell Energy, Inc.

c/o Corporate Secretary

3 Great Pasture Road

Danbury, CT 06813

Alternatively, communications can be submitted electronically via the Company website at http://fcel.client.shareholder.com/contactBoard.cfm.

Stockholder communications received by the Company’s Corporate Secretary will be delivered to one or more members of the Board of Directors or, in the case of communications sent to an individual director, to such director.

FUELCELL ENERGY, INC. - Notice of Annual Meeting of Shareholders	10

Back to Contents

Board of Directors and Committees

Director Attendance at the Annual Meeting

All directors attended the Company’s 2013 annual meeting.

Independent Directors

The Board of Directors has determined that six of the seven Board members are independent directors, in accordance with the director independence standards of the NASDAQ Stock Market, including NASDAQ Rule 5605(a)(2): Richard A. Bromley, James Herbert England, James D. Gerson, William A. Lawson, John A. Rolls and Secretary Togo Dennis West Jr. The independent directors meet regularly in executive session.

Board Committees

The Board of Directors has five standing committees: the Audit and Finance Committee, the Compensation Committee, the Executive Committee, the Government Affairs Committee and the Nominating and Corporate Governance Committee. These committees assist the Board of Directors to perform its responsibilities and make informed decisions.

Director	Audit & Finance	Compensation	Executive	Government Affairs Committee	Nominating and Corporate Governance
Arthur A. Bottone			Chair	X
Richard A. Bromley		X		Chair
J. H. England	X	Chair		X
James D. Gerson	Chair		X		X
William A. Lawson		X			Chair
John A. Rolls (Chairman of the Board of Directors)	X		X		X
Togo Dennis West, Jr.		X		X

Audit and Finance Committee

The Audit and Finance Committee is comprised of Messrs. Gerson (Chairman), England, and Rolls. The principal duties of the Audit and Finance Committee are to oversee (i) management’s conduct of the Company’s financial reporting process, including reviewing the financial reports and other financial information provided by the Company, and reviewing the Company’s systems of internal accounting and financial controls, (ii) the Company’s independent auditors’ qualifications and independence and the audit and non-audit services provided to the Company and (iii) the performance of the Company’s independent auditors. The Audit and Finance Committee assists the Board in providing oversight as to the Company’s financial and related activities, including capital market transactions.

Each of the Audit and Finance Committee members satisfies the definition of independent director and is financially literate as established in the NASDAQ Listing Standards. In accordance with Section 407 of the Sarbanes-Oxley Act of 2002, the Board has designated Mr. England as the Audit and Finance Committee’s “Audit Committee Financial Expert.”

The Audit and Finance Committee held ten meetings during fiscal 2013. The Audit and Finance Committee has a charter, a copy of which is available on the Company’s website at www.fuelcellenergy.com. The Audit and Finance Committee’s report appears on page 31 of this proxy statement.

FUELCELL ENERGY, INC. - Notice of Annual Meeting of Shareholders	11

Back to Contents

Compensation Committee

The Compensation Committee is comprised of Messrs. England (Chairman), Bromley, Lawson and West. The members of the Compensation Committee are all independent directors under applicable NASDAQ rules and the Compensation Committee is governed by a Board-approved Charter stating its responsibilities. Members of the Compensation Committee are appointed by the Board of Directors.

The Compensation Committee is responsible for reviewing and approving the compensation plans, policies and programs of the Company to compensate the officers and directors in a reasonable and cost-effective manner. The Compensation Committee’s overall objectives are to ensure the attraction and retention of superior talent, to motivate the performance of the executive officers in the achievement of the Company’s business objectives and to align the interests of the officers and directors with the long-term interests of the Company’s shareholders. To that end, it is the responsibility of the Compensation Committee to develop, approve and periodically review a general compensation policy and salary structure for executive officers of the Company, which considers business and financial objectives, industry and market pay practices and/or such other information as may be deemed appropriate. It is the responsibility of the Compensation Committee to review and recommend for approval by the independent directors of the Board the compensation (salary, bonus and other incentive compensation) of the Chief Executive Officer of the Company; review and approve the compensation (salary, bonus and other incentive compensation) of the other executive officers of the Company; review and approve perquisites offered to executive officers of the Company; review and approve corporate goals and objectives relevant to the compensation of executive officers of the Company and evaluate performance in light of the goals and objectives; and review and approve all employment, retention and severance agreements for executive officers of the Company. The Compensation Committee also reviews the management succession program for the Chief Executive Officer, the named executive officers and selected executives of the Company.

The Compensation Committee acts on behalf of the Board in administering compensation plans approved by the Board, in a manner consistent with the terms of such plans (including, as applicable, the granting of stock options, restricted stock, stock units and other awards, the review of performance goals established before the start of the relevant plan year, and the determination of performance compared to the goals at the end of the plan year). The Committee reviews and makes recommendations to the Board with respect to new compensation incentive plans and equity-based plans; reviews and recommends the compensation (annual retainer, committee fees and other compensation) of the Directors of the Board to the full Board for approval; and reviews and makes recommendations to the Board on changes in major benefit programs of the Company. Compensation Committee agendas are established in consultation with the committee chair. The Compensation Committee meets in executive session after each meeting.

The Compensation Committee held six meetings during fiscal 2013. The Compensation Committee has a charter, a copy of which is available on the Company’s website at www.fuelcellenergy.com. The Compensation Committee’s report appears on page 15 of this proxy statement.

Executive Committee

The Executive Committee is comprised of Messrs. Bottone (Chairman), Gerson and Rolls. During the intervals between the meetings of the Board of Directors, the Executive Committee shall have and may exercise all the powers of the Board in the management of the business and affairs of the Corporation, in such manner as the Committee shall deem best for the interests of the Corporation, in all cases in which specific instructions shall not have been given by the Board of Directors.

Government Affairs Committee

The Government Affairs Committee is comprised of Messrs. Bromley (Chairman), Bottone, England, and West. The principle purpose of the Government Affairs Committee is to (i) monitor and oversee the Company’s government affairs strategy and initiatives, including federal and state legislative and regulatory proceedings, as well as the Company’s ongoing relations with government agencies; and (ii) advise the Board of the Company on performance in this regard.

The Government Affairs Committee held four meetings in fiscal 2013. The Government Affairs Committee has a charter, a copy of which is available on the Company’s website at www.fuelcellenergy.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the “Nominating Committee”) is comprised of Messrs. Lawson (Chairman), Gerson, and Rolls. The members of the Nominating Committee are all independent directors under applicable NASDAQ rules. Members of the Nominating Committee are appointed by the Board of Directors. The principal duties of the Nominating Committee, in its capacity as a committee of the Board of Directors, are (i) to identify individuals qualified to become members of the Board of Directors and recommend the persons to be nominated by the Board of Directors for election as directors at the annual meeting of shareholders or elected as directors to fill vacancies, (ii) to review the Company’s corporate governance principles, assess and recommend to the Board any changes deemed appropriate, (iii) to periodically review, discuss and assess the performance of the Board and the Committees of the Board, (iv) to review the Board’s committee structure and make recommendations to the full Board concerning the number and responsibilities of Board committees

FUELCELL ENERGY, INC. - Notice of Annual Meeting of Shareholders	12

Back to Contents

and committee assignments, (v) to periodically review and report to the Board any questions of possible conflicts of interest or related party transactions involving Board members or members of senior management of the Company

The Nominating Committee will consider nominees for the Board of Directors recommended by shareholders. Nominations by shareholders must be in writing, and must include the full name of the proposed nominee, a brief description of the proposed nominee’s business experience for at least the previous five years, and a representation that the nominating stockholder is a beneficial or record owner of the Company’s common stock. Any such submission must also be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as director if elected. Nominations must be delivered to the Nominating Committee at the following address:

Nominating and Corporate Governance Committee

FuelCell Energy, Inc.

c/o Corporate Secretary

3 Great Pasture Road

Danbury, CT 06813

The Nominating Committee is required to review the qualifications and backgrounds of all directors and nominees (without regard to whether a nominee has been recommended by shareholders), as well as the overall composition of the Board of Directors.

The Nominating Committee held five meetings during fiscal 2013. The Nominating and Corporate Governance Committee has a charter, a copy of which is available on the Company’s website at www.fuelcellenergy.com.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was an officer or employee of the Company during the fiscal year ended October 31, 2013. No executive officer or director of the Company had a relationship with the Company or any other company during fiscal 2013 which the SEC defines as a compensation committee interlock and requires disclosure to shareholders.

Mr. England, presently Chairman of the Compensation Committee, is a member of the Board of Directors of Enbridge Inc. (“Enbridge”), a business partner for the Company. For information as to the relationship between the Company and Enbridge, see “Certain Relationships and Related Transactions” on page 30.

Nasdaq Exchange Compensation Committee Listing Standards

Upon assessing the independence of Compensation Committee members as set forth by the Nasdaq Exchange Listing Standards approved by the SEC effective January 11, 2013, the Board has determined that each committee member satisfies the following member independence criteria:

•	No committee member has received compensation from the Company for any consulting or advisory services nor has he received any other compensatory fees paid by the Company (other than directors’ fees); and

•	No committee member has an affiliate relationship with the Company, a subsidiary of Company or an affiliate of a subsidiary of the Company.

Nasdaq Exchange Compensation Committee Advisor Listing Standards

Upon assessing the Compensation Committee advisor independence and potential conflicts of interest as set forth by the Nasdaq Exchange Listing Standards approved by the SEC effective January 11, 2013, the Compensation Committee has determined that the Company’s Compensation Adviser, Compensia, Inc. (the “Advisor”), satisfies the following independence criteria:

•	The Advisor has not provided in the last completed fiscal year ending October 31, 2013 or any subsequent interim period, any other services to FCE or its affiliated companies other than the Advisor’s work as a compensation advisor to the Company’s Compensation Committee.

•

Less than 1% of the Advisor’s total revenue was derived from fees paid by FCE in the last completed fiscal year ending October 31, 2013 or any subsequent interim period for work on behalf of the FCE Compensation Committee.

•	The Advisor has implemented policies and procedures designed to prevent conflicts of interest.

•	Neither the Advisor nor any of its employees or their spouses has any business or personal relationships with any members of the FCE Compensation Committee or any of FCE executive officers.

•	Neither the Advisor; employees or their immediate family members, currently own any FCE securities (other than through a mutual fund or similar externally-managed investment vehicle).

•	The Advisor is unaware of any relationship not identified in the response to the statements above that could create an actual or potential conflict of interest with FCE or its affiliated entities, any members of the FCE Compensation Committee or any of FCEs executive officers.

FUELCELL ENERGY, INC. - Notice of Annual Meeting of Shareholders	13

Back to Contents

Biographies of Executive Officers Who Are Not Directors

Michael S. Bishop

Principal Occupation: Senior Vice President, Chief Financial Officer, Corporate Secretary, Treasurer
Age 46

Mr. Bishop was appointed Vice President, Chief Financial Officer, Corporate Secretary, and Treasurer in June 2011. He has nearly 20 years of experience in financial operations and management with public high growth technology companies with a focus on capital raising, project finance, debt/treasury management, acquisition integration, strategic planning, internal controls, and organizational development. Since joining the Company in 2003, Mr. Bishop has held a succession of financial leadership roles including Assistant Controller, Corporate Controller and Vice President and Controller. Prior to joining FuelCell Energy, Inc., Mr. Bishop held finance and accounting positions at TranSwitch Corporation, Cyberian Outpost, Inc. and United Technologies, Inc. He is a certified public accountant and began his professional career at McGladrey and Pullen, LLP. Mr. Bishop also served four years in the United States Marine Corps.

Mr. Bishop received a Bachelor of Science in Accounting from Boston University in 1993 and a MBA from the University of Connecticut in 1999.

Anthony F. Rauseo

Principal Occupation: Senior Vice President and Chief Operating Officer
Age 54

Mr. Rauseo was appointed Chief Operating Officer in July 2010. In this position, Mr. Rauseo has responsibility for closely integrating the manufacturing operations with the supply chain, product development and quality initiatives. Mr. Rauseo is an organizational leader with a strong record of achievement in product development, business development, manufacturing, operations, and customer support. Mr. Rauseo joined the Company in 2005 as Vice President of Engineering and Chief Engineer. Prior to joining Fuel Cell Energy, Mr. Rauseo held a variety of key management positions in manufacturing, quality and engineering including five years with CiDRA Corporation. Prior to joining CiDRA, Mr. Rauseo was with Pratt and Whitney for 17 years where he held various leadership positions in product development, production and customer support of aircraft turbines.

Mr. Rauseo received a Bachelor of Science in Mechanical Engineering from Rutgers University in 1983 and received a Masters of Science in Mechanical Engineering from Rensselaer Polytechnic Institute in 1987.

FUELCELL ENERGY, INC. - Notice of Annual Meeting of Shareholders	14

Back to Contents

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (the “CD&A”) as set forth in this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in the Company’s Annual Report on Form 10-K for its fiscal year ended October 31, 2013 and its 2014 Proxy Statement filed in connection with the Company’s 2014 Annual Meeting of Shareholders.

Respectfully submitted by the Compensation Committee of the Board of Directors.

James Herbert England (Chairman)

Richard Bromley

William Lawson

Togo West, Jr.

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis (this “CD&A”) describes the philosophy and objectives of the executive compensation program underlying the compensation which is reported in the executive compensation tables included in this Proxy Statement for the following executive officers (the “Named Executive Officers” or “NEOs”):

•	Arthur A. Bottone, President and Chief Executive Officer (the “CEO”)

•	Michael Bishop, Senior Vice President, Chief Financial Officer (the “CFO”), Corporate Secretary and Treasurer

•	Anthony Rauseo, Senior Vice President and Chief Operating Officer (the “COO”)

The compensation of the NEOs is reported in the Summary Compensation Table presented on page 21 of this Proxy Statement.

Summary of Fiscal 2013 Compensation Actions

Executive compensation consists of three primary components: base salary, annual performance-based incentive awards and long-term equity incentive compensation in the form of restricted stock awards (“RSAs”).

A significant portion of the total compensation for key employees, including the NEOs, is performance-based and “at risk” and, as described in this CD&A, demonstrates a transparent link between pay and performance. The following is a summary of the principal compensation actions during fiscal 2013 and the key features of our fiscal 2013 executive compensation program:

•	Effective January 1, 2013, Mr. Bottone’s base salary was increased from $366,200 to $392,400; Mr. Rauseo’s base salary was increased from $269,200 to $289,180; and Mr. Bishop’s base salary was increased from $228,100 to $256,200;

•	The fiscal 2013 Management Incentive Plan (the “MIP”) was structured such that the annual incentive awards were linked to the achievement of pre-established Company operational milestones and strategic initiatives which we believe create a performance-based compensation culture consistent with shareholder interests;

•	Under the terms of the MIP, the maximum annual incentive award payable was capped at 125% of the target award; the actual awards for fiscal 2013 performance (paid in fiscal 2014) were approved at 70% of target award levels for the NEOs based upon the level of achievement of the pre-established operational milestones and strategic initiatives for the year, which are described in detail on page 18 of this Proxy Statement;

•	Messrs. Bottone, Bishop, and Rauseo were granted RSA’s with grant date fair values of $360,000, $164,400 and $209,000, respectively, as part of the Company’s annual long-term equity incentive compensation review; and

•	The Compensation Committee engaged an external compensation consultant (Compensia, Inc.) to perform a competitive market analysis of executive compensation, the results of which are discussed on page 16 of this Proxy Statement.

Recent Shareholder Advisory Vote on Executive Compensation

At the 2011 Annual Meeting of Shareholders, the Company conducted a non-binding advisory vote of common stock shareholders on the compensation of the NEOs. At that meeting, approximately 96% of the votes cast by shareholders were voted to “approve” the compensation of

FUELCELL ENERGY, INC. - Notice of Annual Meeting of Shareholders	15

Back to Contents

the NEOs. At the same Annual Meeting, shareholders indicated their preference that advisory votes on executive compensation be held every three years, a preference which the Board of Directors subsequently approved as practice for such votes.

Following the Annual Meeting, the Compensation Committee noted the favorable results of the advisory vote, reflecting widespread support from shareholders. Although none of the Compensation Committee’s subsequent actions or decisions with respect to the compensation of the NEOs were directly attributable to the results of the vote, the Compensation Committee believes that shareholder feedback on executive compensation matters should be considered as part of its deliberations and factors the result of these advisory votes, as well as any shareholder input received, into its compensation review process.

Compensation-Setting Process

The Compensation Committee is responsible for implementing and reviewing executive compensation plans, policies and practices in an effort to ensure the attraction and retention of the executive officers in a reasonable and cost-effective manner, to motivate their performance in the achievement of the Company’s business objectives and to align the interests of the executive officers with the long-term interests of shareholders.

The executive compensation program includes (i) a “fixed” component, which consists of base salary and health, welfare and retirement benefits and (ii) a “variable” component, which consists of an annual performance-based incentive award (the target amount of which is based on a percentage of base salary) and a long-term equity incentive award used to align a portion of each executive officer’s compensation with the long-term success of the Company and the interests of our shareholders.

The Compensation Committee reviews the base salary, target annual incentive award, long-term equity incentive award and target total direct compensation (which represents the sum of these three components) for each of the NEOs. The CEO makes recommendations to the Compensation Committee for annual merit increases in base salary, the annual incentive award payments and long-term equity incentive awards for each of the NEOs (other than himself). The Compensation Committee has the final authority to approve annual merit increases in base salary, annual incentive award payments and long-term equity incentive awards for the NEOs, except with respect to the CEO whose compensation is approved by the independent members of the Board of Directors.

Typically, the Compensation Committee makes any necessary adjustments to base salaries effective in January of each year. In addition, prior to the start of each fiscal year, the CEO develops the operational milestones and strategic initiatives for the year for the Company’s key employees, including the NEOs. These operational milestones and strategic initiatives represent key performance objectives which are incorporated into the MIP, which is then submitted to the Compensation Committee for consideration and approval. After the Company’s fiscal year-end financial results are available, the annual incentive award pool and individual annual incentive award payments for the NEOs for the just-completed fiscal year are approved by the Compensation Committee, except with respect to the CEO whose annual incentive award payment is approved by the independent members of the Board of Directors.

The Compensation Committee formulates its compensation decisions for the NEOs with input from the CEO, considering such factors as each NEO’s professional experience, job scope, past performance, tenure and retention risk. The Compensation Committee also considers prior fiscal year adjustments to compensation and historical annual incentive award payments and long-term equity incentive awards. Finally, the Compensation Committee considers current market practices, based on its review of executive compensation data for comparable companies, as well as current compensation trends, to ensure that the compensation we pay to the NEOs is both competitive and reasonable.

During fiscal 2013, the Compensation Committee engaged and obtained advice from Compensia, Inc., a national compensation consulting firm (“Compensia”), on matters discussed in this CD&A. Based on its consideration of the various factors as set forth in the rules promulgated by the SEC and the listing standards of Nasdaq, the Compensation Committee has assessed the independence of Compensia and determined that Compensia’s work did not raise any conflict of interest.

Competitive Positioning

The Company periodically performs competitive market analyses of our executive and director compensation programs to ensure that the total compensation packages of the executive officers and the members of the Board of Directors are within a reasonably competitive range. In connection with its fiscal 2013 compensation actions and decisions, the Compensation Committee considered the competitive market analysis that had been performed by Compensia in November 2011. This analysis was based on compensation data gathered from the publicly-available filings of the following companies, as well as the then-current version of the Radford Global Technology compensation survey. The peer group from the 2011 competitive analysis was as follows:

Active Power	Comverge*	PowerSecure
Ballard Power Systems, Inc.	Ener1*	Rentech
Bel Fuse, Inc.	Energy Recovery	Ultralife
Broadwind Energy	Fuel Tech	ValenceTechnology*
BTU International	LimeEnergy
Capstone Turbine Corp.	Magnetek

* No longer publicly traded

FUELCELL ENERGY, INC. - Notice of Annual Meeting of Shareholders	16

Back to Contents

In September 2013, the Compensation Committee directed Compensia to conduct a new competitive market analysis to be used in connection with its compensation decisions for fiscal 2014. To develop an updated compensation peer group, the Compensation Committee reviewed the executive compensation practices of a group of publicly-traded companies (the “Updated Peer Group”) based on compensation data gathered from publicly-available filings and other resources including the Radford Global Technology compensation survey.

Compensia worked with the Compensation Committee to develop the Updated Peer Group by screening an initial list of publicly-traded companies on the basis of revenue, market capitalization, total employees, growth rate and industry focus. These companies were then narrowed by identifying companies whose revenue ranged from approximately 0.5 to 2.5 times the Company’s revenue, and whose market capitalization ranged from approximately 0.3 to 3.0 times the Company’s market capitalization. The list was further refined by eliminating distressed companies and companies with international headquarters as pay practices and disclosure requirements may vary significantly from those found in the United States.

Compensia also reviewed and considered other factors such as revenue growth, profitability, valuation (e.g., market capitalization as a multiple of sales) and business model. The final Updated Peer Group was selected based on the subjective evaluation of all of these factors, and then consisted of the following 17 companies:

Active Power	CECO Environmental	PowerSecure Int’l.
American Superconductor	Enphase Energy	Rentech
Ballard Power Systems, Inc.	Fuel Systems Solutions	SL Industries
Bel Fuse, Inc.	Fuel Tech	Ultralife
Broadwind Energy	Lime Energy	U.S. Ecology
Capstone Turbine Corp.	Magnetek

To complete the competitive market analysis of the executive compensation program, Compensia then blended the Updated Peer Group data with aged survey data (weighted equally) to establish the market level for each of the executive officer positions.

In comparing the then-existing compensation arrangements of the NEOs with the competitive market analysis, the Compensation Committee determined that base salaries and target total cash levels for the NEOs fell between the 25th and 50th percentiles of the competitive market and were closely aligned with the Compensation Committee’s target pay positioning objective (approximately the midpoint of the 25th and 50th percentiles). The Compensation Committee also determined that fiscal 2013 long term incentive awards and total direct compensation fell between the 30th and 50th percentiles of the competitive market.

The Compensation Committee uses the market analysis as a reference point (or “market check”) to ensure that the executive compensation program is competitive with current market practices. In the case of each NEO, the Compensation Committee compares the overall compensation of each individual against the compensation data developed through the market analysis, if his position is sufficiently similar to the positions identified in the data to make the comparison meaningful. Ultimately, the Compensation Committee’s decisions with respect to each NEO’s total compensation, and each individual compensation component, are based in large part on its assessment of Company and individual performance as well as internal equity.

Fixed Compensation

The principal components of fixed compensation consist of base salary and benefits, such as the Company’s Section 401(k) Retirement Savings plan, and health, life and disability insurance.

Base Salary

Under the executive compensation program, the Compensation Committee views the purpose of base salary to fairly and competitively compensate the NEOs with a fixed amount of cash for the jobs they perform. In addition, base salaries are used to recognize the experience, skills, knowledge and responsibilities required of the NEOs. Accordingly, we seek to ensure that base salary levels are competitive and consistent with industry practices.

At the end of 2012, the Compensation Committee reviewed the base salaries of the NEOs. The Compensation Committee then evaluated the performance of the Company and these individuals, as well as their anticipated future contributions to the Company’s business objectives and the results of a competitive market analysis conducted in fiscal 2011. As a result, the Compensation Committee approved the base salaries for the NEOs for fiscal 2013 (except the CEO, whose base salary was approved by the independent members of the Board of Directors). For more information about these decisions, please refer to the Company’s 2013 definitive proxy statement.

At the end of 2013, the Compensation Committee reviewed the base salaries of the NEOs and the results of the competitive market analysis performed in fiscal 2013. The Compensation Committee then evaluated the performance of the Company and these individuals, as well as their anticipated future contributions to the Company’s business objectives. As a result, the Compensation Committee approved the following increases for the NEOs (except the CEO, whose base salary was approved by the independent members of the Board of Directors):

	Base Salary Changes Effective January 1, 2014
	2013 Base	2014 Base	Increase	Increase
Name	($)	($)	($)%
Arthur A. Bottone	$392,400	404,200	11,800	3.0%
Michael S. Bishop	$256,200	270,000	13,800	5.4%
Anthony F. Rauseo	$289,180	297,900	8,720	3.0%

The base salaries of the NEOs for fiscal 2013 are reported in the Fiscal 2013 Summary Compensation Table on page 21 of this Proxy Statement.

FUELCELL ENERGY, INC. - Notice of Annual Meeting of Shareholders	17

Back to Contents

Benefits

We offer medical and dental insurance to the NEOs and pay a portion of the premiums for these benefits consistent with the arrangements for non-executive employees. We also provide the NEOs and other eligible employees, at Company expense, group life and accidental death and dismemberment insurance benefits; short-term and long-term disability insurance benefits; paid time off benefits and other ancillary benefits (e.g., flexible spending accounts and an employee assistance program). Further, we offer a Section 401(k) Retirement Savings plan to our employees, including the NEOs.

Contributions to the Section 401(k) Retirement Savings plan are limited to an annual maximum amount as determined by the Internal Revenue Service. Effective January 1, 2012, the Company established a matching contribution equal to 1% of eligible base earnings. Participants are not permitted to receive or purchase shares of the Company’s common stock through the Section 401(k) Retirement Savings plan. The Company’s contributions to the retirement savings accounts of the NEOs for fiscal 2013 are included in the Summary Compensation Table on page 21 of this Proxy Statement.

Historically, we have not provided perquisites or other personal benefits to the NEOs.

Variable Compensation

Annual Incentive Awards

All managers and executives, including the NEOs, are eligible to participate in the MIP, an annual performance-based incentive plan, which is intended to motivate their performance in the achievement of the Company’s business objectives. The Compensation Committee determines the target annual incentive award opportunities (expressed as a percentage of base salary) under the MIP and considers the recommendations of the CEO with respect to the actual annual incentive award payments to be made to the MIP participants including the NEOs (other than with respect to his own award). The individual award payments, reflect (i) an individual’s target annual incentive award opportunity, (ii) our performance against a set of pre-established Company operational milestones; (iii) our performance against a set of pre-established Company strategic initiatives (in the case of the NEOs only); and (iv) adjustments for individual performance (in the case of all other MIP participants).

The annual incentive award payments for the NEOs are based on a review of our actual performance against the Company operational milestones (which represent 75% of the target annual incentive award opportunity) and performance against the Company strategic initiatives (which represent the remaining 25% of the target annual incentive award opportunity). The Compensation Committee may also exercise its discretion to adjust the size of potential award payments as it deems appropriate to take into account factors that enhance or detract from results achieved relative to the Company operational milestones and strategic initiatives. In this way, the Compensation Committee does not confine itself to a purely quantitative approach and retains the discretion in determining award payments based on its review and assessment of results for the fiscal year. The Compensation Committee believes that linking the annual incentive awards for the NEOs to Company operational milestones and strategic initiatives creates a performance-based compensation opportunity that furthers shareholder interests.

For fiscal 2013, the target annual incentive award opportunities for each NEO (expressed as a percentage of base salary) were 90% for Mr. Bottone and 50% for each of the other NEOs.

Fiscal 2013 MIP and Results

For fiscal 2013, the overall design of the MIP remained unchanged from fiscal 2012, except for the Company operational milestones and strategic initiatives. The pre-established Company operational milestones for fiscal 2013 (and their respective weighting) involved: (1) securing new orders (35%); (2) enhancing fleet performance (20%); (3) achieving a specified gross margin (15%); (4) controlling operating expenses (10%); and (5) maintaining a strong working capital position (20%). The Compensation Committee developed target performance levels for each of these milestones that were consistent with our annual operating plan for fiscal 2013.

The pre-established Company strategic initiatives for fiscal 2013 (which were equally weighted) involved: (a) developing a new strategic partner; (b) completing the successful integration of FuelCell Energy Solutions GmbH and Versa Power Systems; (c) completing the financing of certain projects; (d) executing on specified regulatory initiatives; (e) diversifying the business model and revenue mix; (f) growing the Advanced Technology business; and (g) implementing a new Enterprise Resource Planning (“ERP”) system.

To accomplish the Company operational milestones and strategic initiatives for fiscal 2013, the management team, including the NEOs, was required to achieve target performance levels which were challenging, but achievable with diligent efforts throughout the year.

Under the MIP for fiscal 2013, performance against each of the Company operational milestones was evaluated based on a range of pre-established performance levels to obtain scores ranging from 0% to a maximum of 125%. A score of 50% generally represented the minimum level of acceptable performance required to earn an annual incentive award payment with respect to an operational milestone. Performance above this threshold level represented the achievement of Company operating results that significantly improved our financial condition and that the Compensation Committee considered to enhance shareholder value and, accordingly, could potentially result in a higher award payment.

With respect to the fiscal 2013 Company operational milestones, the Compensation Committee determined that the Company had significantly exceeded milestone (5); fully achieved milestone (4); achieved more than 75% of milestone (2); and, 50% of milestone (1). The Company did not meet milestone (3).

Comparing the Company’s actual performance against the range of pre-established target levels for these milestones, the Compensation Committee calculated a weighted score for each milestone, the sum of which yielded a total weighted score. The Company’s overall performance with respect to the operational milestones for fiscal 2013 resulted in a calculated aggregate weighted score of 70%.

FUELCELL ENERGY, INC. - Notice of Annual Meeting of Shareholders	18

Back to Contents

With respect to the fiscal 2013 Company strategic initiatives, the Compensation Committee determined that the Company had fully achieved initiatives (a), (c) and (e); 75% of initiatives (d) and (g); and 50% of initiatives (b) and (f). Comparing the Company’s actual performance against the pre-established target objectives for these initiatives, the Compensation Committee calculated a weighted score for each strategic initiative, the sum of which yielded a total weighted score. The Company’s overall performance with respect to the strategic initiatives for fiscal 2013 resulted in a calculated weighted score of 79%.

Applying the relative weighting of each performance category (75% for the operational milestones and 25% for the strategic initiatives), the Compensation Committee determined that the blended annual incentive award payment percentage was equal to 72% of the target award levels, which it then rounded down to 70%. Consequently, the Compensation Committee approved annual incentive award payments for the NEOs (other than the CEO) for fiscal 2013 at 70% of the target award levels. The Committee also recommended to the independent members of the Board of Directors an award at 70% of the target level as the annual incentive award payment for Mr. Bottone.

As a result, the independent members of the Board of Directors (in the case of our CEO) and the Compensation Committee determined to pay Mr. Bottone an annual incentive award in the amount of $247,212, to pay Mr. Bishop an annual incentive award in the amount of $89,670 and to pay Mr. Rauseo an annual incentive award in the amount of $101,213.

The annual incentive award payments for the NEOs for fiscal 2013 are reported in the Fiscal 2013 Summary Compensation Table on page 21 of this Proxy Statement.

Long-Term Equity Incentive Compensation

Each of the NEOs is eligible to receive long-term equity incentive awards under the 2010 Amended and Restated Equity Incentive Plan (the “EIP”). These awards are intended to align a significant portion of the NEOs’ compensation with shareholders’ interests and the long-term success of the Company by providing a direct link to future earnings potential and the market value of the Company’s common stock.

The Compensation Committee, in determining the long-term equity incentive awards to be granted to the executives, including the NEOs, considers relevant comparative market data as well as the recommendations of the CEO and other factors such as the individual’s job scope, past performance, expected future contributions, tenure, and retention risk. The Compensation Committee approves all long-term equity incentive awards for the NEOs, except for awards to the CEO whose award is approved by the independent members of the Board of Directors.

Beginning in fiscal 2009, the Compensation Committee approved the granting of RSAs to our key employees, including the NEOs. The RSAs vest over four years at a rate of 25% per year beginning on the first anniversary of the date of grant.

On March 28, 2013, the Compensation Committee considered and approved the recommendations of the CEO for the long-term equity incentive awards for the executives and NEOs (other than the CEO). This decision was based on the Company’s overall performance for fiscal 2012 and the desire to minimize retention risks. Accordingly, on March 28, 2013, the following long-term equity incentive awards were approved for the NEOs by the Compensation Committee and, in the case of the CEO, the independent members of the Board of Directors:

•	An RSA for 382,979 shares of the Company’s common stock with a grant date fair value of $360,000 was awarded to Mr. Bottone;

•	An RSA for 174,894 shares of the Company’s common stock with a grant date fair value of $164,400 was awarded to Mr. Bishop; and

•	An RSA for 222,340 shares of the Company’s common stock with a grant date fair value of $209,000 was awarded to Mr. Rauseo.

The number of shares of the Company’s common stock subject to each RSA granted to each of the NEOs was based on the dollar value of the award approved for each individual by the Compensation Committee (or the independent members of the Board of Directors, in the case of the CEO) divided by the closing market price of the Company’s common stock on the date of grant.

The long-term equity incentive awards granted to the NEOs in fiscal 2013 are reported in the Fiscal 2013 Summary Compensation Table and the Fiscal 2013 Grants of Plan-Based Awards Table on pages 21 and 22, respectively, of this Proxy Statement.

Equity Award Grant Policy

The Compensation Committee does not re-price and has not re-priced equity awards, consistent with the Company’s EIP that prohibits repricing of equity awards without shareholder approval. The grant date for each long-term equity incentive award is based on the date the award is approved by the Compensation Committee or the independent members of the Board of Directors, as applicable. Stock options are granted with an exercise price equal to the closing market price of the Company’s common stock on the grant date.

In addition, the Equity Award Grant Policy includes the following key provisions: a) all grants which have a fair market value of more than $20,000 must be submitted to the Compensation Committee for approval; b) all grants to executives at the level of vice president (or above) must be submitted to the Compensation Committee for approval; c) all grants to senior managers are limited to a maximum fair value of $20,000; and d) all grants to executives at the level of vice president are limited to a maximum fair value of $80,000.

Employment Agreements

On February 8, 2011, we entered into an employment agreement with Mr. Bottone which specifies the reasons pursuant to which his employment may be terminated by the Board of Directors and provides him with certain compensation and benefits upon termination of employment or a change in control of the Company. The employment agreement also protects the Company’s interests following termination of employment by providing specific reasons for termination and by prohibiting him from engaging directly or indirectly in competition with the Company, from soliciting the Company’s employees and from disclosing confidential Company information. We believe that these provisions help ensure our long-term success.

Effective January 1, 2012, we also entered into employment agreements with Messrs. Bishop and Rauseo which specify the reasons pursuant to which their employment may be terminated, and provide them with certain compensation and benefits upon termination of employment or a change in control of the Company. The agreements also protect the

FUELCELL ENERGY, INC. - Notice of Annual Meeting of Shareholders	19

Back to Contents

Company’s interests following termination of employment by providing specific reasons for termination. We believe that these provisions help ensure our long-term success.

For a summary of the material terms and conditions of these agreements with the NEOs, as well as the material terms and conditions of their termination of employment and change in control protections, see “Employment Agreements and Change of Control and Severance” below.

Other Compensation Policies

Compensation Recovery Policy

Effective January 1, 2012, the Company added provisions to the employment agreements of the NEOs that allow the Company to recover compensation in the future if any such compensation were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement. The Compensation Committee decided to postpone adoption of a general compensation recovery (“clawback”) policy covering the annual and long-term incentive compensation plans and arrangements until such time as the SEC issues final rules implementing the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Anti-Hedging Policy

Under the terms of Company’s Insider Trading policy, all key employees including but not limited to the NEOs and Directors are prohibited from engaging in any hedging transaction involving shares of the Company’s securities or the securities of the Company’s competitors, such as a put, call or short sale.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code prohibits public companies from taking a tax deduction for a taxable year for compensation in excess of $1 million paid to its chief executive officer or each of the other three most highly compensated executive officers (not including the chief financial officer) who are employed by the company as of the end of the year. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. The Company periodically reviews the potential consequences of Section 162(m) on the components of its executive compensation program. Executive compensation paid during fiscal 2013 complied with Section 162(m) to the extent it was applicable.

We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718 for all stock-based awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and restricted stock awards, based on the aggregate grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award.

Risk Assessment

To determine the level of risk arising from our compensation policies and practices, the Company conducted a compensation-related risk assessment and evaluation process during fiscal 2013 under the oversight of the Compensation Committee. This assessment examined the compensation programs applicable to all of our employees, including, but not limited to, the NEOs. Areas of potential risk that were reviewed included: a) compensation program design; b) performance metrics and goal setting; c) administration procedures and controls; and d) communication and disclosure. The Company’s culture and values which emphasize ethical behavior, actions that contribute to building long-term value (rather than short-term performance), teamwork, the importance of nonfinancial and strategic performance and investment in people and infrastructure were also considered.

The Compensation Committee determined that base salaries, which represent fixed compensation, do not encourage excessive risk taking. The Compensation Committee reviewed the annual incentive award program and determined that while the focus of the annual incentive awards is on achievement of short-term goals, and short-term goals may encourage the taking of short-term risks at the expense of long-term results, the annual incentive compensation of the NEOs represents a small portion of each individual’s total compensation package and is not likely to lead to outsized risk taking. Moreover, the Compensation Committee believes that the annual incentive award appropriately balances risk and the desire to focus executives on specific short-term goals important to the Company’s success. Under the annual incentive award program for fiscal 2013, all payments were capped at 125% of target award opportunities and a minimum level of performance was clearly defined, below which awards would not be paid. The annual incentive award program is based on balanced, quantitative performance metrics that promote disciplined progress towards longer-term goals and, as such, are well-aligned with the business strategy and shareholder interests. For these reasons, the Compensation Committee concluded that annual incentive awards do not encourage unnecessary or excessive risk taking.

The Compensation Committee also assessed the long-term equity incentive awards provided to our employees that are intended to align their interests with those of the Company’s shareholders. In reviewing the EIP which governs the terms of such awards, the Compensation Committee noted the plan includes many provisions designed to mitigate risk and protect shareholder interests, including, but not limited to, the following:

•	Options and stock appreciation rights may not have an exercise or strike price that is less than the fair market value of the Company’s common stock on the grant date;

•	The EIP requires a minimum period for ratable vesting of options, shares of restricted stock and stock appreciation rights of three years(1) for all time-based awards not granted to members of the Board of Directors and one year for all performance-based awards, to the extent such awards may be paid in shares of the Company’s common

(1)	The actual vesting period for long-term equity incentive awards granted to our employees including the NEOs is four years.

FUELCELL ENERGY, INC. - Notice of Annual Meeting of Shareholders	20

Back to Contents
stock. The minimum period for vesting is subject to the discretion of the Compensation Committee under certain circumstances (e.g., retirement, death, disability);

•	Material amendments of the EIP require shareholder approval; and

•	The EIP is administered by an independent committee of the Board of Directors.

•	In addition, the Compensation Committee has adopted the Equity Award Grant Policy which imposes limits on the number of shares that can be granted to any employee.

With respect to the long-term equity incentive awards granted to the executives, the Compensation Committee identified a number of factors that discourage excessive risk taking including: the relative size of the awards as compared with the executive’s total compensation; the minimum vesting requirements; and the Company’s policy which prohibits all hedging transactions involving shares of the Company’s common stock so executives cannot insulate themselves from the effects of poor stock price performance. The Compensation Committee concluded that these awards do not encourage excessive risk taking since the ultimate value of the awards is tied to the Company’s stock price, and the awards are staggered and subject to long-term vesting schedules to help ensure that executives have significant value tied to long-term stock price performance.

The Compensation Committee also reviewed the Company’s Sales Commission Plan, the Employee Stock Purchase Plan, and the post-employment compensation arrangements for its executive officers and, in each case, concluded that such arrangements do not encourage excessive risk taking.

Based upon its assessment, the Compensation Committee concluded that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Fiscal 2013 Summary Compensation Table

The following table presents summary information regarding the total compensation awarded to, earned by or paid to the Named Executive Officers for the fiscal years ended October 31, 2013, 2012, and 2011.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Arthur A. Bottone(4)	2013	386,355	–	360,000	247,212	1,952	995,519
President	2012	361,669	–	360,000	230,706	1,972	954,347
& Chief Executive Officer	2011	315,766	–	360,000	161,500	–	837,266
Michael S. Bishop(5)	2013	249,714	–	164,400	89,670	2,508	506,292
Senior Vice President,	2012	224,961	–	164,400	79,835	1,755	470,951
Chief Financial Officer,	2011	186,897	–	164,350	59,850	–	411,097
Corporate Secretary & Treasurer
Anthony F. Rauseo(6)	2013	287,310	–	209,000	101,213	2,710	600,233
Senior Vice President	2012	268,638	–	209,000	94,220	2,463	574,320
& Chief Operating Officer	2011	247,887	–	208,999	74,100	1,200	532,186

(1)	The amounts reported in the “Stock Awards” column reflect the aggregate grant date fair value of stock awards, respectively, during each of the fiscal years 2013, 2012, and 2011. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company’s financial statements. For a discussion of the assumptions and methodologies used to value the awards reported in these columns, please see the discussion of stock awards contained in Note 14 of Notes to Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2013.

(2)	The amounts reported in the “Non-Equity Incentive Plan Compensation” column represent the value of the annual incentive award payment made to each NEO in fiscal 2013, 2012, and 2011, without regard to the form of payment. The amounts reported for fiscal 2013 (paid in 2014) and for fiscal 2012 (paid in 2013) were paid in cash. The amounts reported for fiscal 2011 (paid in 2012) were paid two-thirds in cash and one-third in fully-vested shares of the Company’s common stock. The number of shares subject to each award payment was equal to the portion of the award payment payable in shares of common stock divided by the fair market value of the Company’s common stock on the date of settlement of the award.

(3)	The amounts reported in the “All Other Compensation” column represent the aggregate Company contributions to the accounts of the NEOs for fiscal 2013 under the Company’s Section 401(k) Retirement Savings plan, a tax-qualified defined contribution plan. In February 2009, the Company suspended the employer matching contribution, which was subsequently reinstated on January 1, 2012. Mr. Rauseo waived health insurance coverage in 2011 and received a $1,200 allowance in accordance with the Company’s policy.

(4)	On February 8, 2011, Mr. Bottone became President and Chief Executive Officer and his base salary was increased from $250,000 to $340,000. Effective January 1, 2012, Mr. Bottone’s base salary was increased from $340,000 to $366,200. Effective January 1, 2013, Mr. Bottone’s base salary was increased from $366,200 to $392,400.

(5)	Mr. Bishop became an NEO upon his promotion from Vice President and Controller to Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer on June 14, 2011. At that time, Mr. Bishop’s annual base salary was increased from $180,000 to $210,000. The amount reported in the Salary column for fiscal 2011 represents seven months of base salary at his prior salary and five months of base salary at the current rate. Effective January 1, 2012, Mr. Bishop’s base salary was increased from $210,000 to $228,100. Effective January 1, 2013, Mr. Bishop’s base salary was increased from $228,100 to $256,200.

(6)	Mr. Rauseo became an NEO upon his promotion from Vice President-Engineering, Chief Engineer to Senior Vice President, Chief Operating Officer on July 5, 2010. At that time, Mr. Rauseo’s annual base salary was increased from $181,642 to $215,000. Mr. Rauseo’s annual base salary was increased from $215,000 to $260,000 effective on February 8, 2011. Effective January 1, 2012, Mr. Rauseo’s base salary was increased from $260,000 to $269,200. Effective January 1, 2013, Mr. Rauseo’s base salary was increased from $269,200 to $289,180.

FUELCELL ENERGY, INC. - Notice of Annual Meeting of Shareholders	21

Back to Contents

Fiscal 2013 Grants of Plan-based Awards Table

The following table presents, for each of the Named Executive Officers, information with respect to the awards under the fiscal 2013 Management Incentive Plan and grants of long-term equity incentive awards made to the NEOs in fiscal 2013.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	or Units (#)(2)	Awards ($)
Arthur A. Bottone
Annual Incentive Award for Fiscal 2013	—	176,580	353,160	441,450	—	—
Restricted Stock Award	3/28/2013	—	—	—	382,979	360,000
Michael S. Bishop
Annual Incentive Award for Fiscal 2013	—	64,050	128,100	160,125	—	—
Restricted Stock Award	3/28/2013	—	—	—	174,894	164,400
Anthony F. Rauseo
Annual Incentive Award for Fiscal 2013	—	72,295	144,590	180,738	—	—
Restricted Stock Award	3/28/2013	—	—	—	222,340	209,000

(1)	The actual payment with respect to the fiscal 2013 annual incentive awards is reported in the “Summary Compensation Table” under the “Non-Equity Incentive Plan Compensation” column. The amounts reported in the threshold, target and maximum columns reflect the range of potential payments for fiscal 2013 that could have been made under the MIP in accordance with the performance measures established by the Compensation Committee. Threshold amounts represent the minimum amount payable of 50% of the Target Annual Incentive Award for each NEO. If actual performance falls below the minimum level required, then payment of an award is at the discretion of the Compensation Committee and could be zero. Target amounts assume achievement of 100% of the Company’s performance objectives for the fiscal year. The Maximum amounts shown represent theoretical maximum payments that could be made, however payout at the maximum has never been attained. For more information, see the explanation in the CD&A under the sub-heading “Variable Compensation”.

(2)	Restricted Stock Awards – Amounts reported in the “All Other Stock Awards” column represent the number of restricted shares granted to each NEO under the 2010 Amended and Restated Equity Incentive Plans. The number of restricted shares was determined based upon the dollar value, as determined by the Compensation Committee, to be awarded to each NEO divided by the closing market price of the Company’s common stock on the date of grant.

Grants of Plan-Based Awards

The restricted stock awards granted to the NEOs in fiscal 2013 as reflected in the Grants of Plan-Based Awards Table were granted pursuant to the Company’s EIP. These awards were made on the same terms as the awards granted to all other eligible employees. The material terms and conditions of these awards are as follows:

•	Each award vests over four years at a rate of 25% per year beginning on the first anniversary of the date of grant;

•	The Board of Directors may determine the effect on an award of the disability, death, retirement or other termination of employment of a NEO and the extent to which, and the period during which, the NEO’s legal representative, guardian or designated beneficiary may receive payment of an award or exercise rights thereunder;

•	The value of each award is based upon the number of shares of the Company’s common stock that could be purchased at the closing market price of the Company’s common stock on the date of grant.

For further information on the restricted stock awards included in the Grants of Plan Based Award Table, refer to the discussion of Long-Term Equity Incentive Compensation on page 19 of this Proxy Statement.

FUELCELL ENERGY, INC. - Notice of Annual Meeting of Shareholders	22

Back to Contents

Fiscal 2013 Outstanding Equity Awards at Fiscal Year-End Table

The following table presents for each of the Named Executive Officers, information with respect to the outstanding equity awards held at October 31, 2013.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Option Exercise Price ($)(2)	Option Grant Date	Option Expiration Date	Stock Award Grant Date(3)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Arthur A. Bottone						2/26/2010	17,794	23,844
						2/08/2011	90,000	120,600
						4/05/2012	210,938	282,657
						3/28/2013	382,979	513,192
Michael S. Bishop	7,500	-	16.41	11/12/2003	11/12/2013
	7,500	-	13.78	3/30/2004	3/30/2014
	8,000	-	8.17	4/20/2005	4/20/2015
	8,000	-	10.45	3/14/2006	3/14/2016
	12,700	-	6.99	2/05/2007	2/05/2017
	17,000	-	8.74	1/30/2008	1/30/2018
						4/30/2010	4,664	6,250
						4/06/2011	16,250	21,775
						6/15/2011	35,461	47,518
						4/05/2012	96,329	129,081
						3/28/2013	174,894	234,358
Anthony F. Rauseo	10,000	-	9.95	8/15/2005	8/15/2015
	10,000	-	8.75	11/15/2005	11/15/2015
	7,500	-	10.45	3/14/2006	3/14/2016
	24,000	-	6.99	2/05/2007	2/05/2017
	24,000	-	8.74	1/30/2008	1/30/2018
						4/30/2010	6,478	8,681
						7/30/2010	12,405	16,623
						4/06/2011	52,778	70,723
						4/05/2012	122,461	164,098
						3/28/2013	222,340	297,936

(1)	Options vest at a rate of 25% per year beginning on the first anniversary of the date of grant.

(2)	Option exercise price is 100% of the closing market price of the Company’s common stock on the date of grant as reported on the NASDAQ.

(3)	Restricted stock awards vest at a rate of 25% per year beginning on the first anniversary of the date of grant.

(4)	The fair market value of unvested restricted stock awards is based on the per share closing market price of the Company’s common stock on October 31, 2013 of $1.34.

FUELCELL ENERGY, INC. - Notice of Annual Meeting of Shareholders	23

Back to Contents

Fiscal 2013 Option Exercises and Stock Vested Table

The following table presents, for each of the Named Executive Officers, the number of shares of the Company’s common stock acquired upon the vesting of restricted stock awards during fiscal 2013, and the aggregate value realized upon the vesting of such awards. There were no stock options exercised by any of the NEOs during fiscal 2013. For purposes of this table, the value realized is based upon the fair market value of the Company’s common stock on each vesting date.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(2)
Arthur A Bottone	N/A	N/A	133,105	(3)	131,382
Michael S. Bishop	N/A	N/A	67,015	(4)	69,084
Anthony F. Rauseo	N/A	N/A	92,340	(5)	90,577

(1)	Represents the gross number of shares acquired and value received on vesting of restricted stock awards, without reduction for the number of shares withheld to pay applicable withholding taxes. Shares and value net of withholding are discussed in the following footnotes.

(2)	The amount reported in the “Value Realized on Vesting” column is computed by multiplying the number of shares of the Company’s common stock that vested by the closing market price of the Company’s common stock on the applicable vesting date.

(3)	Represents the vesting of the first tranche (25%) of Mr. Bottone’s April 5, 2012 award of 281,250 shares of restricted stock, the vesting of the second tranche (25%) of his February 8, 2011 award of 180,000 shares of restricted stock; and the vesting of the third tranche (25%) of his February 26, 2010 award of 71,174 shares of restricted stock, in accordance with the terms of each award.

(4)	Represents the vesting of the first tranche of Mr. Bishop’s April 5, 2012 award of 128,438 shares of restricted stock; the vesting of the second tranche of his June 15, 2011 award of 70,922 shares of restricted stock; the vesting of the second tranche (25%) of his April 6, 2011 award of 32,500 share of restricted stock; the vesting of the third tranche (25%) of his April 30, 2010 award of 18,655 shares of restricted stock; and the vesting of the fourth tranche (25%) of his March 25, 2009 award of 17,544 shares of restricted stock, in accordance with the terms of each award.

(5)	Represents the vesting of the first tranche (25%) of Mr. Rauseo’s April 5, 2012 award of 163,281 shares of restricted stock; the vesting of the second tranche (25%) of his April 6, 2011 award of 105,555 shares of restricted stock; the vesting of the third tranche (25%) of his July 30, 2010 award of 49,618 shares of restricted stock; the vesting of the third tranche (25%) of his April 30, 2010 award of 25,909 shares of restricted stock; and the vesting of the fourth tranche (25%) of his March 25, 2009 award of 25,000 shares of restricted stock, in accordance with the term of each award.

Employment Agreements and Change of Control and Severance

Messrs. Bottone, Bishop and Rauseo have employment agreements with the Company, under which they are eligible to receive certain severance payments and benefits in connection with a termination of employment under various circumstances, including following a change of control of the Company.

In reporting the estimated potential payments and benefits payable to each NEO in the event of termination of employment as of October 31, 2013, we assumed the terms of these agreements were applicable. The actual amounts that would be paid or distributed to the NEOs as a result of one of the termination events occurring in the future may be different than those presented below as many factors will affect the amount of any payments and benefits upon a termination of employment. For example, some of the factors that could affect the amounts payable include the NEO’s base salary and the market price of the Company’s common stock. In addition, although we have entered into written arrangements to provide severance payments and benefits to the NEOs in connection with a termination of employment under particular circumstances, we may mutually agree with the NEOs on severance terms that vary from those provided in these pre-existing agreements. Finally, in addition to the amounts presented below, each NEO would also be able to exercise any previously-vested stock options that he held. For more information about the NEOs’ outstanding equity awards as of October 31, 2013, see “Fiscal 2013 Outstanding Equity Awards at Fiscal Year-End Table.”

In addition to the severance payments and benefits described in each NEO’s individual employment agreement, these executive officers are eligible to receive any benefits accrued under our broad-based benefit plans, such as accrued vacation pay, in accordance with those plans and policies.

Mr. Bottone

On February 8, 2011, the Company entered into a new employment agreement (the “Agreement”) with Mr. Bottone upon his promotion to President and Chief Executive Officer. The Agreement, which is terminable by either party upon 30 days written notice, sets forth the terms and conditions of employment for Mr. Bottone including his initial base salary, which is to be reviewed at least annually by the Board of Directors, and target annual incentive award opportunity. The Agreement also provides Mr. Bottone with the opportunity to participate in insurance plans and other employee benefits as may be generally available to other employees of the Company. The Agreement also contains non-disclosure provisions and prohibits Mr. Bottone from competing with the Company during the term of his employment and for a period of two years thereafter.

In the event of a change in control of the Company leading to a voluntary resignation by Mr. Bottone or, in the event Mr. Bottone’s employment is terminated by the Company without cause, he is eligible to receive a severance payment in an amount equal to two times his then-current annual base salary as of the date of termination plus the average of the bonuses paid to him since the effective date of his employment agreement. In the event of termination of Mr. Bottone’s employment by the Company for cause, the Company shall pay Mr. Bottone any

FUELCELL ENERGY, INC. - Notice of Annual Meeting of Shareholders	24

Back to Contents

base salary and vacation accrued but as yet unpaid on the effective date of such termination. Mr. Bottone’s outstanding and unvested stock options and restricted stock awards accelerate and immediately vest upon a change of control of the Company.

On December 15, 2011, the independent members of the Board of Directors approved the following modifications to Mr. Bottone’s employment agreement:

a)	beginning in fiscal 2012, Mr. Bottone’s target annual incentive award opportunity was increased from 50% to 90% of his annual base salary;

b)	in the event Mr. Bottone’s employment is terminated without cause or he resigns for good reason, his severance benefits include payment of health insurance premiums (under COBRA) at the Company’s expense for 12 months (or 18 months, if the termination event occurs in connection with a change in control of the Company), unless such coverage is provided by a successor employer; and,

c)	in the event of a change in control of the Company leading to a voluntary resignation by Mr. Bottone or, in the event Mr. Bottone’s employment is terminated by the Company without cause, in each case during the period beginning three months prior to and ending 18 months after a change in control, he will be eligible to receive payment of severance benefits as described above.

The following table sets forth the potential (estimated) payments and benefits to which Mr. Bottone would be eligible to receive upon termination of employment or following a change in control of the Company, as specified under his agreement assuming each circumstance described below occurred on October 31, 2013.

POTENTIAL PAYMENTS AND BENEFITS UPON A TERMINATION OF EMPLOYMENT OR A CHANGE IN CONTROL OF THE COMPANY FOR MR. BOTTONE

Executive Payments and Benefits(1)	Termination without Cause or Resignation for Good Reason(2)	Death or Disability(2)	Following Change in Control of the Company(2)
Accelerated vesting:
Stock options(3)	N/A	N/A	N/A
Restricted Shares(3) (4)	N/A	N/A	$940,293
Payment for annual incentive award	-	-	-
Continued Health Insurance Premiums(5)	$21,581	-	$32,372
Severance payment(6)	$1,177,006	-	$1,177,006
TOTAL	$1,198,587	$ -	$2,149,671

(1)	For purposes of this analysis, we have assumed that Mr. Bottone’s compensation is as follows: base salary equal to $392,400, annual incentive award payment paid for fiscal 2011 equal to $161,500 and for fiscal 2012 equal to $230,706, and outstanding restricted stock awards as reflected in the Fiscal 2013 Outstanding Equity Awards at Fiscal Year-End Table, on page 23 of this Proxy Statement. These amounts reflect the terms of his compensation arrangements as approved by the independent members of the Board of Directors, effective January 1, 2012.

(2)	Assumes Mr. Bottone’s date of termination of employment was October 31, 2013. The market price of the Company’s common stock on October 31, 2013 was $1.34 per share.

(3)	Mr. Bottone’s employment agreement provides for accelerated vesting of his outstanding and unvested stock options and restricted stock awards upon a change in control of the Company. Assuming a change in control occurred on October 31, 2013, Mr. Bottone would receive accelerated vesting of 701,711 shares of restricted stock which have a value of $940,293. Mr. Bottone has no outstanding stock options.

(4)	The value of the restricted stock awards is based on 701,711 shares at $1.34 per share at October 31, 2013 that had not vested.

(5)	Mr. Bottone is eligible to receive payment of continued health insurance for a period of 12 months upon termination of employment without cause or resignation for good reason and 18 months if termination of employment without cause occurs in connection with a change in control of the Company.

(6)	Mr. Bottone is eligible to receive a severance payment equal to two years of his base salary plus a bonus payment for the Severance Period equal to the average of the bonuses awarded to him since his appointment as NEO.

Messrs. Bishop and Rauseo

Effective January 1, 2012, the Company entered into new employment agreements (the “Agreements”) with Messrs. Bishop and Rauseo. The Agreements set forth the terms and conditions of their employment including the initial annual base salary and annual incentive award opportunity which is equal to 50% of base salary and payable in accordance with the terms of the Management Incentive Plan described on page 18 of this proxy statement. Messrs. Bishop and Rauseo are also eligible to participate in insurance plans and other employee benefits as may be generally available to other employees of the Company.

In the event Messrs. Bishop or Rauseo’s employment is terminated by the Company without cause, or either resigns for “good reason” (as defined in the agreements), each is eligible to receive a severance payment in an amount equal to six months of his then-current annual base salary as of the date of termination. In the event of a change in control of the Company leading to a voluntary resignation by either Mr. Bishop or Mr. Rauseo, or, in the event their employment is terminated by the Company without cause, each of their outstanding and unvested stock options and restricted stock awards accelerate and immediately vest. In addition, they are each eligible to receive a severance payment in an amount equal to one year of their base salary as of the date of termination plus the average of the bonuses paid to them since their appointment as executive officers of the Company. In the event of termination of their employment by the Company for cause, the Company shall pay each of them any base salary and vacation accrued but as yet unpaid on the effective date of such termination.

The following tables set forth the potential (estimated) payments and benefits to which Messrs. Bishop and Rauseo would be eligible to receive upon termination of employment or following a change in control of the Company, as specified under their agreements assuming each circumstance described below occurred on October 31, 2013.

FUELCELL ENERGY, INC. - Notice of Annual Meeting of Shareholders	25

Back to Contents

POTENTIAL PAYMENTS AND BENEFITS UPON A TERMINATION OF EMPLOYMENT OR A CHANGE IN CONTROL OF THE COMPANY FOR MR. BISHOP

Executive Payments and Benefits(1)	Termination without Cause or Resignation for Good Reason(2)	Death or Disability(2)	Following Change in Control of the Company(2)
Accelerated vesting:
Stock options(3)	N/A	N/A	N/A
Restricted Shares(3) (4)	N/A	N/A	$438,981
Payment for annual incentive award	-	-	-
Continued Health Insurance Premiums(5)	$9,079	-	$18,157
Severance payment(6)	$128,100	-	$326,043
TOTAL	$137,179	$-	$783,181

(1)	For purposes of this analysis, we have assumed that Mr. Bishop’s compensation is as follows: base salary equal to $256,200, annual incentive award payment paid for fiscal 2011 equal to $59,850 and for fiscal 2012 equal to $79,835, and outstanding restricted stock awards as reflected in the Fiscal 2013 Outstanding Equity Awards at Fiscal Year-End Table, on page 23 of this Proxy Statement. These amounts reflect the terms of his compensation arrangements as approved by the Compensation Committee, effective January 1, 2012.

(2)	Assumes Mr. Bishop’s date of termination of employment was October 31, 2013. The market price of the Company’s common stock on October 31, 2013 was $1.34 per share.

(3)	Assuming termination of employment occurs for any reason other than for cause, Mr. Bishop is to receive accelerated vesting of his outstanding and unvested stock options and restricted stock awards upon a change in control of the Company. As of October 31, 2013, Mr. Bishop held 327,598 unvested shares of restricted stock. All stock options held were fully vested and out-of-the-money.

(4)	The value of the restricted stock awards is based on 327,598 shares at $1.34 per share at October 31, 2013 that had not vested.

(5)	Mr. Bishop is eligible to receive payment of continued health insurance for a period of six months in the event his employment is terminated without cause or he resigns for good reason and 12 months if his employment is terminated without cause pursuant to a change in control of the Company.

(6)	In the event Mr. Bishop’s employment is terminated without cause or he resigns for good reason, he is eligible to receive a severance payment equal to six months of his base salary; in the event his employment is terminated without cause pursuant to a change in control of the Company, he is eligible for 12 months of his base salary plus a bonus payment for the Severance Period equal to the average of the bonuses awarded to him since his appointment as NEO.

POTENTIAL PAYMENTS AND BENEFITS UPON A TERMINATION OF EMPLOYMENT OR A CHANGE IN CONTROL OF THE COMPANY FOR MR. RAUSEO

Executive Payments and Benefits(1)	Termination without Cause or Resignation for Good Reason(2)	Death or Disability(2)	Following Change in Control of the Company(2)
Accelerated vesting:
Stock options(3)	N/A	N/A	N/A
Restricted Shares(3) (4)	N/A	N/A	$558,059
Payment for annual incentive award	-	-	-
Continued Health Insurance Premiums(5)	$6,713	-	$13,427
Severance payment(6)	$144,590	-	$354,962
TOTAL	$151,303	$-	$926,448

(1)	For purposes of this analysis, we have assumed that Mr. Rauseo’s compensation is as follows: base salary equal to $289,180, annual incentive award payment paid for fiscal 2011 equal to $74,100 and for fiscal 2012 equal to $94,220, and outstanding restricted stock awards as reflected in the Outstanding Equity Awards at Fiscal Year-End Table, on page 23 of this Proxy Statement. These amounts reflect the terms of the executive’s compensation package approved by the Compensation Committee, effective January 1, 2012.

(2)	Assumes Mr. Rauseo’s date of termination of employment was October 31, 2013. The market price of the Company’s common stock on October 31, 2013 was $1.34 per share.

(3)	Assuming termination occurs for any reason other than for Cause, Mr. Rauseo is to receive accelerated vesting of his outstanding and unvested stock options and restricted stock awards upon a change in control of the Company. As of October 31, 2013, Mr. Rauseo held 416,462 unvested shares of restricted stock. All stock options were fully vested and out-of-the-money. (4) The value of the restricted stock awards is based on 416,462 shares at $1.34 per share at October 31, 2013 that had not vested.

(4)	The value of the restricted stock awards is based on 416,462 shares at $1.34 per share at October 31, 2013 that had not vested.

(5)	Mr. Rauseo is eligible to receive payment of continued health insurance for a period of six months in the event his employment is terminated without cause or he resigns for good reason and 12 months if his employment is terminated without cause pursuant to a change in control of the Company.

(6)	In the event Mr. Rauseo’s employment is terminated without cause or he resigns for good reason, he is eligible to receive a severance payment equal to six months of his base salary; in the event his employment is terminated without cause pursuant to a change in control of the Company, he is eligible for 12 months of his base salary plus a bonus payment for the Severance Period equal to the average of the bonuses awarded to him since his appointment as NEO.

FUELCELL ENERGY, INC. - Notice of Annual Meeting of Shareholders	26

Back to Contents

DIRECTOR COMPENSATION

The Board of Directors periodically reviews director compensation. The compensation and benefits program for non-employee directors described below was approved by the Board of Directors in fiscal 2005 and was amended by the Board in fiscal 2008. In recommending this program to the Board of Directors, the Compensation Committee was guided by the following goals: compensation should fairly pay directors, compensation should align directors’ interests with the long-term interests of our shareholders and the structure of the compensation should be simple, transparent and easy for our shareholders to understand.

The compensation of the directors includes a combination of both cash and equity. Directors receive an annual retainer and committee member and chair fees. Directors may elect to receive these fees in cash, shares of the Company’s common stock or options to purchase shares of the Company’s common stock. In addition, directors also receive an annual long-term equity incentive award. Following is a description of the components of the director compensation program.

New Board Members

Upon election to the Board of Directors, a non-employee director is granted a non-qualified option to purchase 40,000 shares of the Company’s common stock. The value of each award is based upon the number of shares of the Company’s common stock that could be purchased at the closing market price of the Company’s common stock on the date of grant.

Annual Director Compensation

The standard fee arrangements for non-employee directors include a retainer of $30,000 per year for service as a director. In addition, committee fees have been established based upon the expected number of meetings and level of activity during the year. Non-Chair committee fees are $5,000 for the first committee of which the director is a member and $2,500 for each additional committee of which the director is a member. Chair committee fees are $12,500 for the Compensation, Audit and Finance, Executive, Government Affairs and Nominating and Corporate Governance Committees. The non-employee Chairman of the Board receives a fee of $20,000 annually.

In addition to the fees described above, the non-employee directors also receive a long-term equity incentive award valued at $28,000 per year which may be delivered in the form of shares of the Company’s common stock or an option to purchase shares of the Company’s common stock (at the election of the director).

If a non-employee director chooses to receive his long-term equity incentive award or his director fees in the form of an option to purchase shares of the Company’s common stock, the total number of shares of common stock subject to the option is based on a Black-Scholes calculation as determined on or about the date of the Company’s annual meeting of shareholders. The exercise price of any options will be equal to the closing market price of the Company’s common stock on such date. These options vest at the rate of 25% per fiscal quarter from the date of grant.

Directors Deferred Compensation Plan

Pursuant to the Company’s Directors Deferred Compensation Plan, directors may elect to defer until a predetermined date or until they leave the Board of Directors, receipt of all or a portion of their fees, whether paid in cash or equity. The election to defer receipt of all or a portion of their fees must be made by the director prior to December 31st of each calendar year or, with respect to a newly eligible director, within 30 days after such director becomes eligible to participate in the Directors Deferred Compensation Plan.

FUELCELL ENERGY, INC. - Notice of Annual Meeting of Shareholders	27

Back to Contents

Reimbursement of Expenses

The Company reimburses directors for reasonable expenses incurred in connection with the performance of their duties as directors.

FISCAL 2013 NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

Name of Director	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (1) (2) (3)		All Other Compensation ($)	Total ($)(4)
Richard A. Bromley	45,000	28,000	-		-	73,000
James Herbert England	47,500	-	28,000		-	75,500
James D. Gerson	47,500	-	28,000		-	75,500
William Lawson	30,000	-	43,000		-	73,000
John A. Rolls	-	-	85,500	(3)	-	85,500
Togo Dennis West Jr.	37,500	28,000	-		-	65,500

THE FOLLOWING TABLE SETS FORTH THE NON-EMPLOYEE DIRECTOR COMPENSATION FOR FISCAL 2013 BY FEE TYPE

Name of Director	Long-Term Incentive Equity Award ($)	Annual Retainer Fees ($)	Committee Participation Fees ($)		Total ($)(1)
Richard A. Bromley	28,000	30,000	15,000		73,000
James Herbert England	28,000	30,000	17,500		75,500
James D. Gerson	28,000	30,000	17,500		75,500
William Lawson	28,000	30,000	15,000		73,000
John A. Rolls	28,000	30,000	27,500	(5)	85,500
Togo Dennis West Jr.	28,000	30,000	7,500		65,500

(1)	The amounts reported represent the aggregate grant date fair value of the stock option and stock awards determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company’s financial statements.

(2)	Director Stock Options vest at a rate of 25% per quarter from date of grant.

(3)	As of October 31, 2013, Director Stock Options granted for the 2013 service period were 50% vested.

(4)	The amount reported represents the aggregate dollar amount of all fees and other remuneration earned for services as a director, including annual retainer fees, committee and/or chair fees.

(5)	Includes fee of $20,000 for role as Chairman of the Board of Directors, which he elected to receive in the form of stock options.

FUELCELL ENERGY, INC. - Notice of Annual Meeting of Shareholders	28

Back to Contents

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of February 3, 2014 with respect to: (a) the shareholders known to us to own beneficially more than 5% of the outstanding common stock of FuelCell; (b) each of our directors; (c) each of our executive officers named in the Summary Compensation Table under the heading “Executive Compensation”; and (d), all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and dispositive power with respect to all shares of common stock they beneficially own. Applicable percentage ownership is based on 236,462,878 shares of common stock outstanding. In computing the number of shares of common stock beneficially owned by a person and the applicable percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of February 3, 2014. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than one percent is denoted with an asterisk (“*”).

Unless indicated otherwise the address of each holder is in care of FuelCell Energy, Inc., 3 Great Pasture Road, Danbury, Connecticut 06813-1305.

Name	Position		Number of Shares Beneficially Owned(1)	Percentage Beneficially Owned
Arthur A. Bottone	President & Chief Executive Officer; Director		942,168	*
Michael S. Bishop	Senior Vice President, Chief Financial Officer, Corporate Secretary & Treasurer	(2)	501,341	*
Anthony F. Rauseo	Senior Vice President & Chief Operating Officer	(3)	695,214	*
Richard A. Bromley	Director	(4)	231,938	*
James Herbert England	Director	(5)	468,347	*
James D. Gerson	Director	(6)	1,588,999	*
William A. Lawson	Director	(7)	309,995	*
John A. Rolls	Director	(8)	1,279,560	*
Togo Dennis West, Jr.	Director	(9)	182,798	*
POSCO Energy Co., LTD. 440 Teheran-ro, Gangnam-Gu Seoul 135-777 Korea		(10)	30,786,418	13.02%
All Directors and Executive Officers as a Group	(9 persons)	(11)	6,200,360	2.62%
*	Less than one percent.
(1)	Unless otherwise noted, each person identified possesses sole voting and investment power with respect to the shares listed.
(2)	Mr. Bishop’s shareholdings include options to purchase 60,700 shares of Common Stock, which are currently exercisable.
(3)	Mr. Rauseo’s shareholdings include options to purchase 75,500 shares of Common Stock, which are currently exercisable.
(4)	Mr. Bromley’s shareholdings include options to purchase 182,151 shares of Common Stock, which are currently exercisable.
(5)	Mr. England by virtue of being a director of Enbridge Inc., may be deemed to beneficially own 193,110 shares of common stock which are issuable upon conversion of the FuelCell Energy, Inc. Ltd. Series 1 Preferred stock held by Enbridge Inc. Mr. England’s shareholdings include options to purchase 235,237 shares of Common Stock, which are currently exercisable.
(6)	Mr. Gerson’s shareholdings include options to purchase 221,210 shares of Common Stock, which are currently exercisable. Mr. Gerson’s shareholdings include 241,800 shares held by a private foundation, of which Mr. Gerson is President and a Director. Mr. Gerson disclaims beneficial ownership of the securities held by the private foundation.
(7)	Mr. Lawson’s shareholdings include options to purchase 184,174 shares of Common Stock, which are currently exercisable.
(8)	Mr. Rolls’ shareholdings include options to purchase 411,560 shares of Common Stock, which are currently exercisable.
(9)	Secretary West’s shareholdings include options to purchase 119,930 shares of Common Stock, which are currently exercisable.
(10)	Based upon the Company’s records as of January 31, 2014.
(11)	Includes options to purchase 1,490,462 shares of Common Stock, which are currently exercisable, and 193,110 shares of Common Stock issuable upon conversion of the FCE FuelCell Energy, Ltd. Series 1 Preferred Stock.

FUELCELL ENERGY, INC. - Notice of Annual Meeting of Shareholders	29

Back to Contents

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors and persons who own more than ten percent of the issued and outstanding shares of Common Stock to file reports of beneficial ownership and changes in beneficial ownership with the SEC and to furnish copies of all Section 16(a) forms to the Company. To our knowledge, based solely on a review of the copies of such reports furnished to us and on written representations that no other reports were required, all filings for the fiscal year ended October 31, 2013 were made on a timely basis.

Certain Relationships and Related Transactions

It is the Company’s policy that related-party transactions are reviewed to ensure that the terms of such transactions are no less favorable to the Company than it could have obtained from an unaffiliated third party. The Audit and Finance Committee reviews related party transactions and any modifications thereto and consults with management and legal counsel, to ensure that such transactions are effected and in conformity with applicable legal requirements and the Company’s Code of Ethics and the Company’s Code of Conduct as well as with the Company’s independent auditors to ensure proper disclosure in SEC filings.

The below information is to the Company’s knowledge, based solely on a review of copies of reports furnished to the Company and representations of certain officers, directors and shareholders owning more than 5% of the Company’s Common Stock.

Enbridge Inc.

Mr. England is a director of Enbridge.

Enbridge is a global leader in energy transportation and distribution. During fiscal year 2013, the Company did not recognize any revenue from Enbridge. The Company believes that the terms of its transactions with Enbridge are no less favorable to the Company than it could have obtained from an unaffiliated third party.

In connection with our acquisition of Global Thermoelectric Inc. (“Global”) in November 2003, we acquired a Preferred Shares obligation held by Enbridge, Inc. the “Series 1 preferred share agreement” issued by our Canadian subsidiary, FCE FuelCell Energy Ltd. (“FCE Ltd”). This agreement was amended in March of 2011. Under the terms of the agreement, FCE Ltd makes (i) annual dividend payments of Cdn. $500,000 and (ii) annual return of capital payments of Cdn. $750,000 to Enbridge. These payments commenced on March 31, 2011 and will end on December 31, 2020. On December 31, 2020 the amount of all accrued and unpaid dividends on the Series 1 Preferred Shares of Cdn. $21.1 million and the balance of the principal redemption price of Cdn. $4.4 million shall be paid to the holders of the Series 1 Preferred Shares. FCE Ltd. has the option of making dividend payments in the form of common stock or cash under the Series 1 Preferred Shares provisions. The Company guarantees the return of principal and dividend obligations of FCE Ltd. to the Series 1 preferred shareholders under this modified agreement. The Company made its scheduled payments of Cdn. $1.2 million during fiscal 2013 under the terms of the modified agreement; including the recording of interest expense of approximately Cdn. $2.0 million. As of October 31, 2013, the carrying value of the Series 1 Preferred shares was Cdn. $14.3 million.

POSCO Energy Co., LTD.

POSCO Energy, a subsidiary of our South Korean strategic partner, POSCO, holds 30,786,418 shares; approximately 13% of the Company’s common stock of which 3,822,630 shares were acquired in February 2007; 6,963,788 shares were acquired in October 2009 and 20,000,000 shares were acquired on April 30, 2012. In October, 2012, the Company announced the execution of a series of strategic initiatives with POSCO to expand the market for stationary fuel cell power plants in Asia, including a license agreement for POSCO to manufacture Direct FuelCell® (DFC®) power plants in South Korea and sell throughout Asia. The Cell Technology Transfer and License Agreement provides POSCO the rights to manufacture carbonate fuel cell components in South Korea based on DFC technology and grants commercial rights to Asian markets. The agreement harmonizes two prior license agreements so that POSCO has rights to manufacture the entire carbonate DFC power plant. The License Agreement payments total $18 million and the amendment to prior agreements payments total $8 million. The initial payment of $10 million was received on November 1, 2012. POSCO will also pay a 3.0 percent royalty to the Company for each power plant built and sold by POSCO during the next 15 years. The license agreement may be extended for two additional terms of five years each by mutual agreement.

In October 2012, the Company also announced an order from POSCO for 121.8 megawatts of fuel cell kits to be manufactured at the FuelCell Energy production facility in Torrington, Connecticut through 2016. The estimated value of the multi-year contract is approximately $181 million.

FUELCELL ENERGY, INC. - Notice of Annual Meeting of Shareholders	30

Back to Contents

During fiscal year 2013, the Company recognized revenue of approximately $101.9 million from the sale of power plants and fuel cell components as well as long-term service agreements with POSCO. The Company believes that the terms of its transactions with POSCO are no less favorable to the Company than it could have obtained from an unaffiliated third party.

EQUITY COMPENSATION PLAN AND WARRANT INFORMATION

The following table sets forth certain information with respect to the Company’s equity compensation plans and warrants as of the end of the fiscal year ended October 31, 2013.

Plan Category	Number of Common Shares to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans
Plans approved by shareholders:
Equity incentive plans(1)	3,181,464	$6.43	1,014,989
Employee stock purchase plan	124,334	$.85	549,584
Plans not approved by shareholders:
Warrants issued to business Partners	5,000,000	$2.18	–
TOTAL	8,305,708	$ 3.79	1,564,573
(1)	Includes the Company’s 2006 and 2010 Equity Incentive Plans.

AUDIT AND FINANCE COMMITTEE REPORT

During fiscal year 2013 the Audit and Finance Committee of the Board reviewed the quality and integrity of the Company’s consolidated financial statements, the effectiveness of its system of internal control over financial reporting, its compliance with legal and regulatory requirements, the qualifications and independence of KPMG LLP, its independent registered public accounting firm, the performance of KPMG LLP and other significant audit matters as required by the Company.

In performing its responsibilities, the Audit and Finance Committee has reviewed and discussed with management and KPMG LLP, the audited consolidated financial statements and KPMG’s evaluation of the Company’s internal control over financial reporting for the year ended October 31, 2013. The Audit and Finance Committee has also discussed with KPMG LLP matters required to be discussed by Statement of Auditing Standards 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200 T.

Pursuant to the applicable requirements of the PCAOB regarding the independent auditors’ communication with the Audit and Finance Committee concerning independence, the Audit and Finance Committee received written disclosure from the independent auditors, and discussed with the auditors their independence. The Audit Committee has concluded that KPMG’s independence had not been impaired.

Based on the review and discussions noted above, the Audit and Finance Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2013 and be filed with the U.S. Securities and Exchange Commission.

Submitted by:

Audit and Finance Committee

James D. Gerson (Chairman)
J. H. England
John A. Rolls

FUELCELL ENERGY, INC. - Notice of Annual Meeting of Shareholders	31

Back to Contents

Independent Registered Public Accounting Firm Fees

Audit Fees

Audit fees include the aggregate fees billed for the audit of the Company’s annual consolidated financial statements, the effectiveness of internal controls over financial reporting, reviews of each of the quarterly consolidated financial statements included in the Company’s Forms 10-Q, services related to SEC filing matters, and services provided in conjunction with equity offerings. The aggregate audit fees billed to the Company by KPMG LLP for the fiscal year ended October 31, 2013 were $490,000. The aggregate audit fees billed to the Company by KPMG LLP for the fiscal year ended October 31, 2012 were $501,000.

Audit-Related Fees

Audit-related fees represent the audit of the Company’s employee benefit plan, services provided in connection with SEC registration statements and services provided in conjunction with equity offerings.

The aggregate audit-related fees billed to the Company by KPMG LLP for the fiscal year ended October 31, 2013 were $65,175 related to services provided in connection with SEC registration statements, services provided in conjunction with equity and debt offerings, and an audit of the Company’s 401(k) Retirement Savings plan financial statements.

The aggregate audit-related fees billed to the Company by KPMG LLP for the fiscal year ended October 31, 2012 were $118,175 related to services provided in connection with due diligence assistance, an audit of the Company’s 401(k) Retirement Savings plan financial statements and certain agreed upon procedures.

Tax Fees

There were no fees paid to KPMG LLP for tax services for the fiscal year ended October 31, 2013 or the fiscal year ended October 31, 2012.

Other Fees

Other than fees relating to the services described above under Audit Fees, Audit-Related Fees and Tax Fees, there were no additional fees billed by KPMG LLP for services rendered to the Company for the fiscal year ended October 31, 2013 or the fiscal year ended October 31, 2012.

As set forth in its charter, it is the policy of our Audit and Finance Committee to pre-approve all audit and non-audit services provided by KPMG LLP. Our Audit and Finance Committee has considered whether the provision of KPMG LLP’s services other than for the annual audit and quarterly reviews is compatible with its independence and has concluded that it is.

Proposal 2	Ratification of Selection of Independent Registered Public Accounting Firm

The Audit and Finance Committee of the Board has selected KPMG LLP as the independent registered public accounting firm to perform the audit of our consolidated financial statements for 2014. KPMG LLP was our independent registered public accounting firm for the fiscal year ended October 31, 2013.

KPMG representatives are expected to attend the 2014 Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

We are asking our shareholders to ratify the selection of KPMG LLP as our independent registered public accounting firm. Although ratification is not required by our by-laws or otherwise, the Board is submitting the selection of KPMG LLP to our shareholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit and Finance Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

The Board of Directors recommends that Shareholders vote “FOR” approval of Proposal no. 2

FUELCELL ENERGY, INC. - Notice of Annual Meeting of Shareholders	32

Back to Contents
Proposal 3	Amendment of the FuelCell Energy, Inc. Amended & Restated 2010 Equity Incentive Plan

General Description of Proposal

The FuelCell Energy, Inc. 2010 Equity Incentive Plan (the “2010 Plan”) was adopted by the Board of Directors of FuelCell on January 29, 2010; approved by the stockholders of the Company at their annual meeting on March 25, 2010; amended by the stockholders of the Company at their annual meeting on April 5, 2012; and further amended by the Board of Directors on June 14, 2012.

The Board of Directors has approved a proposed amendment to increase the maximum number of authorized but unissued shares of Common Stock reserved for the grant of awards under the 2010 Plan from 7,500,000 shares to 15,500,000 shares. For more information regarding the 2010 Plan, please read the full text of the 2010 Plan, as proposed to be amended, included as Annex A of this proxy statement.

The 2010 Plan is an equity incentive plan pursuant to which the Company may grant equity-based awards to employees, directors and consultants of the Company or any parent or subsidiary of the Company. We believe that alignment of the interests of our stockholders and our employees, officers and directors is best advanced through the issuance of equity incentives as a portion of their total compensation. In this way, we reinforce the link between our stockholders and our employees’, officers’ and directors’ focus on personal responsibility, creativity and stockholder returns. Equity incentives such as stock options and restricted stock units also play an important role in our recruitment and retention strategies, as the competition for creative, technical and leadership talent in our industry is intense. While equity is a strategic tool for recruitment and retention, we also carefully manage stock option and restricted stock unit issuances and strive to keep the dilutive impact of the equity incentives we offer within a reasonable range.

The 2010 Plan is administered by the Compensation Committee comprised of directors meeting (i) the “independent director” definition set forth in The Nasdaq Marketplace Rules applicable to FuelCell, (ii) the “non-employee director” definition set forth in Rule 16b-3 under the Exchange Act, and (iii) as appropriate, other applicable laws. Except as may otherwise be provided in the 2010 Plan, the Compensation Committee has complete authority and discretion to determine the terms of awards.

As of December 31, 2013, there were 1,041,267 shares available for future grants. Accordingly, the Board believes that the Amendment is necessary to provide us with enough shares to continue our program of equity-based incentive compensation. As amended, the 2010 Plan will continue to authorize the grant of Non-statutory Stock Options (“NSOs”), Incentive Stock Options (“ISOs”), Stock Appreciation Rights (“SARs”), Restricted Stock (“RSAs”), Restricted Stock Units (“RSUs”), Performance Shares, Performance Units, Dividend Equivalent Rights (“DERs”), and Other Stock-Based Awards covering up to 15,500,000 shares of Common Stock.

The 2010 Plan includes many provisions designed to protect shareholder interests and promote effective corporate governance including:

•	The number of shares available for issuance under the plan does not adjust based upon the number of outstanding shares of common stock;

•	Options and stock appreciation rights may not be priced at less than the fair market value of our common stock on the grant date;

•	Re-pricing of options and stock appreciation rights requires shareholder approval;

•	The 2010 Plan requires a minimum period for ratable vesting of options, shares of restricted stock and stock appreciation rights of three years for all time-based awards not issued to directors and one year for all performance-based awards, to the extent such awards may be paid in shares of our common stock;

•	Material amendments of the 2010 Plan require shareholder approval; and

•	The 2010 Plan is administered by an independent committee of our Board of Directors.

Plan Benefits

The amount and timing of awards granted under the 2010 Plan are determined in the discretion of the Compensation Committee and therefore cannot be determined in advance. The future awards that would be received under the 2010 Plan by directors, executive officers and other employees are discretionary and are therefore not determinable at this time.

For the foregoing reasons the Board of Directors recommends that Shareholders vote “FOR” approval of Proposal no. 3

FUELCELL ENERGY, INC. - Notice of Annual Meeting of Shareholders	33

Back to Contents
Proposal 4	Amendment of the FuelCell Energy, Inc. Amended & Restated Articles of Incorporation Increasing Its Authorized Common Stock From 275,000,000 Shares to 400,000,000 Shares

General Description of Proposal

The Board of Directors has approved a proposed amendment to Article FOURTH of the Articles of Incorporation of the Company (the “Articles”) that increases the number of authorized shares of Common Stock from 275,000,000 shares to 400,000,000 shares. An increase in the number of authorized shares will not have a dilutive effect on the value of each shareholder’s Common Stock; only the actual issuance of additional Common Stock would have such an effect. The following table summarizes our Common Shares authorized, outstanding and reserved:

Current Authorized Shares	275,000,000
Proposed Increase in Authorized Shares	125,000,000
Proposed New Authorization:	400,000,000
Shares available for issuance (Pre-increase)(1)	604,782
Shares available for issuance (Post-increase)(1)	125,604,782
Common shares Outstanding and Reserved (Pre-increase):
Shares Outstanding as of January 18, 2014	236,444,669
Shares reserved for issuance under Equity Plans as of January 18, 2014	4,164,639
Shares requested under the amended 2010 Equity Plan (per page 38 of this proxy)	8,000,000
Shares reserved for issuance under the ESPP Plan as of January 18, 2014	425,250
Shares issuable upon conversion of our 5% Series B Cumulative Convertible Perpetual Preferred Stock	5,448,512
Shares issuable upon conversion of our 8% Senior Unsecured Convertible Notes	14,838,710
Shares potentially issuable under Series 1 preferred shares issued by FCE FuelCell Energy, Ltd as of January 18, 2014 to satisfy conversion requirements	73,438
Shares issuable upon the exercise of the same number of warrants issued to business partners	5,000,000
TOTAL COMMON STOCK OUTSTANDING AND RESERVED (PRE-INCREASE)	274,395,218

(1)	Represents authorized shares (Pre or Post-increase) less shares outstanding and reserved.

The Board of Directors is recommending this increase in authorized shares of Common Stock primarily to give the Company appropriate flexibility to issue shares to satisfy the agreements described above and for future corporate needs. The shares may be issued by the Board in its discretion, subject to any further stockholder action required in the case of any particular issuance by applicable law, regulatory agency, or under the rules of the NASDAQ Exchange or any stock exchange on which the Company’s Common Stock may then be listed. The newly authorized shares of Common Stock would be issuable for any proper corporate purpose, including future acquisitions, investment opportunities, capital raising transactions of equity or convertible debt securities, stock splits, stock dividends, issuance under current or future employee equity plans or for other corporate purposes. Except as described above, there are no immediate plans, arrangements, commitments or understandings with respect to issuance of any of the additional shares of Common Stock which would be authorized by the proposed amendment. However, the Board believes that the currently available number of unissued and unreserved shares does not provide sufficient flexibility to meet corporate needs in the future.

Our Board believes that these additional shares will provide us with needed flexibility to issue shares in the future to take advantage of market conditions or favorable opportunities without the potential expense or delay incident to obtaining stockholder approval for a particular issuance.

FUELCELL ENERGY, INC. - Notice of Annual Meeting of Shareholders	34

Back to Contents

Rights of Additional Authorized Shares

The additional authorized shares of Common Stock, if and when issued, would be part of the existing class of Common Stock and would have the same rights and privileges as the shares of Common Stock presently outstanding. Our stockholders do not have preemptive rights with respect to our Common Stock. Accordingly, should the Board of Directors elect to issue additional shares of our Common Stock, existing stockholders would not have any preferential rights to purchase the shares.

Potential Adverse Effects of Amendment

Future issuance of Common Stock or securities convertible into our Common Stock could have a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of holdings of current stockholders. In addition, the availability of additional shares of our Common Stock for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt but nothing would prevent the Board from taking any appropriate actions not inconsistent with its fiduciary duties.

Effectiveness of Amendment and Vote Required

If the proposed amendment is adopted, it will become effective upon the filing of a certificate of amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The amendment to the Certificate of Incorporation requires the affirmative vote of a majority of the shares outstanding.

For the foregoing reasons the Board of Directors recommends that Shareholders vote “FOR” approval of Proposal no. 4.

Proposal 5	Advisory Vote to Approve Executive Compensation

Shareholders have the option to cast a non-binding advisory vote on the compensation of our NEOs. This advisory shareholder vote, commonly known as a “say on pay”, provides shareholders with the opportunity to endorse or not endorse the Company’s fiscal 2013 executive compensation programs and policies and the compensation paid to the named executive officers as discussed in the CD&A beginning on page 15, the accompanying compensation tables and the related narrative disclosure.

As discussed in the CD&A section of this Proxy Statement, our compensation principles and underlying programs are designed to ensure the attraction and retention of executive officers in a reasonable and cost-effective manner, to motivate their performance in the achievement of the Company’s business objectives and to align the interests of the executive officers with the long-term interests of the Company’s shareholders. We believe our compensation policies and procedures demonstrate a transparent link between pay and performance.

Because say-on-pay votes are advisory and non-binding, voting results cannot overrule any decisions made by the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements for our NEOs.

For the foregoing reasons the Board of Directors recommends that Shareholders vote “FOR” approval of Proposal no. 5

FUELCELL ENERGY, INC. - Notice of Annual Meeting of Shareholders	35

Back to Contents

ADDITIONAL INFORMATION AND OTHER MATTERS

General

The record date for the Annual Meeting is February 3, 2014. Holders of shares of the Company’s common stock, par value $.0001 per share (“Common Stock”), as of the close of business on the record date, are entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. Each holder of Common Stock is entitled to one vote for each share held on the record date.

Shareholder Proposals for the 2015 Annual Meeting

Shareholders who wish to present proposals for inclusion in the Company’s proxy materials and for consideration at the 2015 Annual Meeting of Shareholders should submit the proposals in writing to the Secretary of the Company at the following address in accordance with all applicable rules and regulations of the SEC no later than October 18, 2014.

FuelCell Energy, Inc.

c/o Corporate Secretary
3 Great Pasture Road
Danbury, CT 06813

In addition, all proposals must comply with Rule 14a-8 of the Securities Exchange Act of 1934.

Quorum and Vote Required

As of the record date, there were 236,462,878 shares of Common Stock issued and outstanding. The holders of a majority of the shares of Common Stock entitled to vote as of the record date present, in person or by proxy will constitute a quorum at the meeting. The affirmative vote of the holders of a plurality of the shares of Common Stock cast on the matter at the Annual Meeting (assuming a quorum is present) is required for the election of the directors (Proposal No. 1). The affirmative vote of the holders of a majority of the shares of Common Stock cast on the matter at the Annual Meeting (assuming a quorum is present) is required for the ratification of the appointment of our auditors (Proposal No. 2), the amendment of the Company’s 2010 Equity Incentive Plan (Proposal No 3), the advisory vote to approve executive compensation (Proposal No. 5), and the approval of any other matters properly presented at the Annual Meeting. The amendments of the Company’s Articles of Incorporation (Proposal No. 4) requires the affirmative vote of a majority of the shares outstanding. If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.” with respect to proposal 4, and has no effect on the other matters presented.

For the purpose of determining whether the stockholders have approved matters other than the election of directors under Delaware law, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. If your shares are held by a broker on your behalf (that is, in “street name”), and you do not instruct the broker as to how to vote these shares on proposals 1, 3, 4, or 5 the broker may not exercise discretion to vote for or against the proposal. This would be a “broker non-vote” and these shares will not be counted as having been voted on the applicable proposal. With respect to proposal 2, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction. Please instruct your bank or broker so your vote can be counted.

Voting by Proxy

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the internet, by mail or telephone by following the instructions provided in the Notice, or, on the proxy card. The persons named as attorneys-in-fact in the proxy, Arthur A. Bottone and Michael S. Bishop, were selected by the Board of Directors. All properly executed proxies returned in time to be counted at the meeting will be voted by such persons at the Annual Meeting. Shares represented by a properly executed proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed on the proxy. If a properly

FUELCELL ENERGY, INC. - Notice of Annual Meeting of Shareholders	36

Back to Contents

executed proxy is submitted and no instructions are given, the proxy will be voted FOR the election of the directors named in this Proxy Statement and FOR the ratification of the appointment of our auditors. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

Any shareholder delivering a proxy has the power to revoke it at any time before it is voted by giving written notice to the Secretary of the Company, by executing and delivering to the Secretary a proxy card bearing a later date or by voting in person at the Annual Meeting.

In addition to soliciting proxies through the mail, the Company may solicit proxies through its directors and employees in person or by telephone. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them. All expenses incurred in connection with the solicitation of proxies will be borne by the Company.

Annual Report and Form 10-K

Additional copies of the Company’s Annual Report to Shareholders for the Fiscal year ended October 31, 2013 and copies of the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2013 as filed with the securities and exchange commission are available to shareholders without charge upon written request addressed to: FuelCell Energy, Inc., 3 Great Pasture Road, Danbury, Connecticut 06813 Attn: Investor Relations or are also available through the company’s website at www.fuelcellenergy.com.

Other Matters

As of the date of this proxy statement, the Board of Directors knows of no matters which will be presented for consideration at the Annual Meeting other than the proposals set forth in this Proxy Statement. If any other matters properly come before the meeting, it is intended that the persons named in the proxy will act in respect thereof in accordance with their best judgment.

FuelCell Energy, Inc. Annual Meeting of Shareholders

Thursday, March 27, 2014
10:00 a.m. Eastern Standard Time
Hartford Marriott Downtown
200 Columbus Blvd
Hartford, Connecticut

Information About Advance Registration for Attending the Annual Meeting

In accordance with the Company’s security procedures, admission to the annual meeting will be restricted to holders of record and beneficial owners of FuelCell Energy voting securities as of the record date February 3, 2014. You will need to provide a valid government-issued photo identification, such as a driver’s license or passport, to gain entry to the annual meeting. Meeting attendance requires advance registration. Please contact the office of the corporate secretary at corporatesecretary@fce.com to request an admission ticket. If you do not have an admission ticket, you must present proof of ownership in order to be admitted to the meeting.

•	If you are a holder of record of FuelCell Energy, you should indicate that you plan to attend the meeting when submitting your proxy by checking the box (Yes) in the bottom left corner of your Proxy Card.

•	If you are a beneficial owner of FuelCell Energy voting securities held by a bank, broker or other nominee, you will also need an admission ticket or proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from the bank, broker or other nominee are examples of proof of ownership. If you want to vote in person your FuelCell Energy voting securities held by a bank, broker or other nominee, you will have to obtain a proxy, executed in your favor, from the holder of record.

Directions to the Hartford Marriott Downtown will be available in the Investor Relations section of the Company’s web site at www.fuelcellenergy.com. If you have questions regarding admission to the annual meeting you may contact the office of the corporate secretary at:

Office of the Corporate Secretary

FuelCell Energy, Inc.

3 Great Pasture Road
Danbury, CT 06813-1305
(203) 825-6102

corporatesecretary@fce.com

Please include the following information with your inquiry:

•	Your name and complete mailing address;

•	Your email address; and

•	Proof that you own FuelCell shares (such as a letter from your bank or broker or a photocopy of a current brokerage or other account statement).

FUELCELL ENERGY, INC. - Notice of Annual Meeting of Shareholders	37

Back to Contents

Annex A - FuelCell Energy, Inc. Amended & Restated 2010 Equity Incentive Plan

As proposed to be Amended by the Stockholders on March 27, 2014

1.	Purpose of the Plan

The purpose of this FuelCell Energy, Inc. 2010 Equity Incentive Plan (the “Plan”) is to advance the interests of FuelCell Energy, Inc., a Delaware corporation (hereinafter, the “Company”), by stimulating the efforts of employees, directors and consultants who are selected to be participants, aligning the long-term interests of such participants with those of stockholders, heightening the desire of such participants to continue in working toward and contributing to the success of the Company, assisting the Company in competing effectively with other enterprises to attract, motivate and retain the best available individuals for service to the Company. The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Dividend Equivalent Rights and other Stock Based Awards.

2.	Definitions

As used herein, the following definitions will apply:

(a)	“Administrator” means a committee of the Board authorized pursuant to Section 4 of the Plan to administer the Plan in accordance with the terms and conditions set forth herein.

(b)	“Affiliate” means, with respect to any specified person, any other person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person (“control,” “controlled by” and “under common control with” will mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contact or credit arrangement, as trustee or executor, or otherwise).

(c)	“Applicable Laws” means the requirements relating to the administration of equity-based awards or equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d)	“Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Dividend Equivalent Rights or Other Stock Based Awards.

(e)	“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f)	“Awarded Stock” means the Common Stock subject to an Award.

(g)	“Board” means the Board of Directors of the Company.

(h)	“Change in Control” means the occurrence of any of the following events:

(1) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent or more of the total voting power represented by the Company’s then outstanding voting securities and within three years from the date of such acquisition, a merger or consolidation of the Company with or into the person (or affiliate thereof) holding such beneficial ownership of securities of the Company is consummated; or (2) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (3) a change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors; or (4) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(i)	“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(j)	“Common Stock” means the Common Stock, par value $.0001 per share, of the Company, or in the case of Performance Units and certain Other Stock Based Awards, the cash equivalent thereof.

(k)	“Company” means FuelCell Energy, Inc., a Delaware corporation, or any successor thereto.

(l)	“Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(m)	“Director” means a member of the Board.

(n)	“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator

FUELCELL ENERGY, INC. - Notice of Annual Meeting of Shareholders	38

Back to Contents
in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(o)	“Dividend Equivalent Right” means a credit, made at the discretion of the Administrator, that accrues to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant; provided that no such Dividend Equivalent Right shall be paid out to any Participant prior to the exercise, settlement, vesting or payment of the Award that gives rise to such right.

(p)	“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(q)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)	“Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:

(i) if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ National Market or The NASDAQ SmallCap Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock will be the mean between the high bid and low asked prices for the Common Stock for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) in the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

Notwithstanding the preceding, for federal, state, and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Fair Market Value shall be determined by the Administrator.

(s)	“Fiscal Year” means the fiscal year of the Company.

(t)	“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(u)	“Incumbent Directors” means directors who either (i) are Directors as of the effective date of the Plan, or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

(v)	“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(w)	“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x)	“Option” means a stock option granted pursuant to the Plan.

(y)	“Other Stock Based Awards” means any other awards not specifically described in the Plan that are valued in whole or in part by reference to, or are otherwise based on, Shares and are created by the Administrator pursuant to Section 12.

(z)	“Outside Director” means a Director who is not an Employee.

(aa)	“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(bb)	“Participant” means the holder of an outstanding Award granted under the Plan.

(cc)	“Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement based on financial and non-financial measures that may include annual revenue, profits, earnings per share, net income, new orders, customer satisfaction, total shareholder return and other objectives determined by the Administrator. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, in absolute or relative terms (including passage of time and/or against another company or companies), on a per share basis, against the performance of the Company as a whole or any segment of the Company, and on a pre-tax or after-tax basis.

(dd)	“Performance Share” means an Award granted to a Service Provider pursuant to Section 10 of the Plan giving rights to receive at a specified future date payment in cash or Common Stock, as determined by the Administrator, with respect to a specified number of shares of Common Stock based on the Company’s performance during a specified period.

(ee)	“Performance Unit” means an Award granted to a Service Provider pursuant to Section 10 of the Plan giving rights to receive at a specified future date payment in cash or Common Stock, as determined by the Administrator, with respect to a specified unit based on the Company’s performance during a specified period.

(ff)	“Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(gg)	“Plan” means this 2010 Equity Incentive Plan.

(hh)	“Restricted Stock” means shares of Common Stock issued pursuant to a Restricted Stock award under Section 8, Section 11 or Section 12 of the Plan or issued pursuant to the early exercise of an Option.

FUELCELL ENERGY, INC. - Notice of Annual Meeting of Shareholders	39

Back to Contents
(ii)	“Restricted Stock Unit” means an Award that the Administrator permits to be paid in installments or on a deferred basis pursuant to Section 11 of the Plan.

(jj)	“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(kk)	“Section 16(b)” means Section 16(b) of the Exchange Act.

(ll)	“Service Provider” means an Employee, Director or Consultant.

(mm)	“Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(nn)	“Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 of the Plan is designated as a SAR.

(oo)	“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(pp)	“Unvested Awards” means Options, Restricted Stock or Other Stock Based Awards that (i) were granted to an individual in connection with such individual’s position as a Service Provider and (ii) are still subject to vesting or lapsing of Company repurchase rights or similar restrictions.

3.	Stock Subject to the Plan

(a)	Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 15,500,000. The Shares may be authorized, but unissued, or reacquired Common Stock. Shares shall not be deemed to have been issued pursuant to the Plan (i) with respect to any portion of an Award that is settled in cash, or (ii) to the extent such Shares are withheld or tendered in satisfaction of tax withholding obligations. Upon payment in Shares pursuant to the exercise of an Award, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment. If a Participant pays the exercise price (or purchase price, if applicable) of an Award through the tender of Shares, the number of Shares so tendered shall again be available for issuance pursuant to future Awards under the Plan.

(b)	Lapsed Awards. If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the Shares allocable to such expired, terminated or cancelled portion of such Award or such forfeited or repurchased Shares shall again be available for grant under the Plan.

4.	Administration of the Plan

(a)	Procedure.

	(i)	Administration. The Plan will be administered by a committee of the Board that is comprised of directors meeting (i) the “independent director” definition set forth in The NASDAQ Marketplace Rules applicable to the Company, (ii) the “non-employee director” definition set forth in Rule 16b-3 promulgated under the Exchange Act, and (iii) as appropriate, all other Applicable Laws.

	(ii)	Section 162(m). To the extent that the Administrator determines it to be desirable and necessary to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, such Awards will be structured to satisfy such requirements.

	(iii)	Rule 16b-3. To the extent that the Administrator determines it to be desirable and necessary to qualify Awards as exempt under Rule 16b-3 or other securities rule or regulation, the transactions contemplated hereunder will be structured to satisfy such requirements.

	(iv)	Section 409A. To the extent that the Administrator determines it to be desirable and necessary, Awards will be structured and administered (including the terms and conditions of such Awards as set forth in any applicable Award Agreement) so as to enable such Awards to be exempt under Section 409A of the Code or, to the extent the Award is subject to Section 409A, to comply with the applicable substantive provisions of Section 409A, and to the extent an Award is intended to be so structured and administered, the terms of the Plan and the Award shall be interpreted to comply with Section 409A.

	(v)	Delegation of Authority for Day-to-Day Administration. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

(b)	Powers of the Administrator. Subject to the provisions of the Plan and the specific duties delegated by the Board, the Administrator will have the authority, in its discretion:

	(i)	to determine the Fair Market Value;

	(ii)	to select the Service Providers to whom Awards may be granted hereunder;

	(iii)	to determine the number of Shares to be covered by each Award granted hereunder;

	(iv)	to approve forms of Award Agreements for use under the Plan;

	(v)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised or paid (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, will determine;

	(vi)	to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

FUELCELL ENERGY, INC. - Notice of Annual Meeting of Shareholders	40

Back to Contents
	(vii)	to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable foreign tax laws;

	(viii)	to modify or amend each Award (subject to Section 18), including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan;

	(ix)	to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise, vesting or payment of an Award that number of Shares or cash having a Fair Market Value equal to the minimum statutory amount required to be withheld. The Fair Market Value of any Shares to be withheld will be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares or cash withheld for this purpose will be made in such form and under such conditions as the Administrator may deem necessary or advisable;

	(x)	to authorize any person to execute on behalf of the Company any instrument required to implement the grant of an Award previously granted by the Administrator;

	(xi)	to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award;

	(xii)	to determine whether Awards will be settled in Shares, cash or in any combination thereof;

	(xiii)	to determine whether Awards will be adjusted for Dividend Equivalents;

	(xiv)	to create Other Stock Based Awards for issuance under the Plan;

	(xv)	to establish a program whereby Service Providers designated by the Administrator can reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

	(xvi)	to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and

	(xvii)	to make all other determinations deemed necessary or advisable for administering the Plan.

(c)	Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

(d)	No Repricing or Exchange Program without Stockholder Approval. Without the prior approval of the Company’s stockholders, no Award issued under the Plan shall be exchanged for another Award in an exchange program nor shall any Option otherwise have its exercise price reduced.

Except in connection with a corporate transaction involving the company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

Repricing of Options or SARs shall not be permitted without stockholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (A) changing the terms of an Option or SAR to lower its Exercise Price; (B) any other action that is treated as a “repricing” under generally accepted accounting principles; and (C) repurchasing for cash or canceling an Option or SAR at a time when its Exercise Price is greater than the Fair Market Value of the underlying stock in exchange for another Award, unless the cancellation and exchange occurs in connection with an event set forth in Section 12. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

5.	Eligibility

Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Performance Units, Performance Shares, Restricted Stock Units and Other Stock Based Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.	Limitations

(a)	ISO $100,000 Rule. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b)	No Rights as a Service Provider. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing his or her relationship as a Service Provider, nor shall they interfere in any way with the right

FUELCELL ENERGY, INC. - Notice of Annual Meeting of Shareholders	41

Back to Contents
of the Participant or the right of the Company or its Parent or Subsidiaries to terminate such relationship at any time, with or without cause.

(c)	162(m) Limitation. The following limitations shall apply to Awards under the Plan:

	(i)	Option and SAR Share Annual Limit. No Service Provider will be granted, in any Fiscal Year, Options and/or SARs to purchase more than 250,000 Shares.

	(ii)	Section 162(m) Performance Restrictions . For purposes of qualifying grants of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock Units, Restricted Stock, Performance Shares or Performance Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock Units, Restricted Stock, Performance Shares or Performance Units which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

	(iii)	The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15.

	(iv)	If an Award is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 15), the cancelled Award will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

7.	Stock Options

(a)	Term of Option. The term of each Option will be ten years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five years from the date of grant or such shorter term as may be provided in the Award Agreement.

(b)	Option Exercise Price and Consideration.

	(i)	Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

		(1)	In the case of an Incentive Stock Option

			(A)	granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

			(B)	granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

		(2)	In the case of a Nonstatutory Stock Option, the per Share exercise price will be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code or for the exemption from treatment as deferred compensation under Section 409A of the Code, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

	(ii)	Waiting Period, Vesting, Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions, including the vesting schedule, that must be satisfied before the Option may be exercised. Any Option granted to a Participant who is not a Director or Consultant shall vest ratably as determined by the Administrator over a period of at least three years. Any Option granted to a Participant who is a Director or Consultant shall vest ratably as determined by the Administrator over a period of at least one year. Notwithstanding the foregoing vesting periods, the Administrator may in its discretion grant Options with a vesting schedule that is less than the applicable period set forth above, or shorten the vesting schedule of an outstanding Option to a period less than the applicable period set forth above, when such Options are granted to a Participant in connection with his or her commencement of service with the Company or any Affiliate of the Company or are granted to a Participant who retires, dies or becomes disabled due to a Disability while in service with the Company or any Affiliate of the Company, or in connection with other situations not in the ordinary course of business.

(c)	Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration to the extent permitted by Applicable Laws may consist entirely of:

	(i)	cash;

	(ii)	check;

	(iii)	other Shares which meet the conditions established by the Administrator to avoid adverse accounting consequences (as determined by the Administrator);

FUELCELL ENERGY, INC. - Notice of Annual Meeting of Shareholders	42

Back to Contents
	(iv)	consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

	(v)	any combination of the foregoing methods of payment; or

	(vi)	such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(d)	Exercise of Option.

	(i)	Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (A) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (B) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Awarded Stock, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the Record Date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan or the applicable Award Agreement. Exercising an Option in any manner will decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.

	(ii)	Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan following the Participant’s termination. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

	(iii)	Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan following the Participant’s termination. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

	(iv)	Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve months following Participant’s death. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

8.	Restricted Stock

(a)	Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine. Subject to Section 6(c)(ii) hereof, the Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Stock award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component, upon which is conditioned the grant, vesting or issuance of Restricted Stock. Notwithstanding the preceding sentence, (i) any Restricted Stock

FUELCELL ENERGY, INC. - Notice of Annual Meeting of Shareholders	43

Back to Contents
granted to a Participant who is not a Director or Consultant shall vest ratably as determined by the Administrator over a period of at least three years, and (ii) any Restricted Stock granted to a Director or Consultant shall vest ratably as determined by the Administrator over a period of at least one year. Notwithstanding the foregoing vesting periods, the Administrator may in its discretion grant Restricted Stock with a vesting schedule that is less than the applicable period set forth above, or shorten the vesting schedule of outstanding Restricted Stock to a period less than the applicable period set forth above, when such Restricted Stock is granted to a Participant in connection with his or her commencement of service with the Company or any Affiliate of the Company or is granted to a Participant who retires, dies or becomes disabled due to a Disability while in service with the Company or any Affiliate of the Company, or in connection with other situations not in the ordinary course of business.

(b)	Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c)	Transferability. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)	Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)	Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction.

(f)	Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)	Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h)	Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9.	Stock Appreciation Rights

(a)	Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)	Number of Shares. Subject to Section 6(c)(i) of the Plan, the Administrator will have complete discretion to determine the number of SARs granted to any Service Provider.

(c)	Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Plan. Any SAR granted to a Participant who is not a Director or Consultant shall vest ratably as determined by the Administrator over a period of at least three years. Any SAR granted to a Participant who is a Director or Consultant shall vest ratably as determined by the Administrator over a period of at least one year. Notwithstanding the foregoing vesting periods, the Administrator may in its discretion grant SARs with a vesting schedule that is less than the applicable period set forth above, or shorten the vesting schedule of an outstanding SAR to a period less than the applicable period set forth above, when such SARs are granted to a Participant in connection with his or her commencement of service with the Company or any Affiliate of the Company or are granted to a Participant who retires, dies or becomes disabled due to a Disability while in service with the Company or any Affiliate of the Company, or in connection with other situations not in the ordinary course of business.

(d)	Exercise of SARs. SARs will be exercisable on such terms and conditions as the Administrator, in its sole discretion, will determine; provided that each SAR shall have a term that is not longer than ten years from the date of grant.

(e)	SAR Agreement. Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(f)	Expiration of SARs. An SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Sections 7(d)(ii), 7(d)(iii) and 7(d)(iv) also will apply to SARs.

(g)	Payment of SAR Amount. Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

	(i)	The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

	(ii)	The number of Shares with respect to which the SAR is exercised.

At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

FUELCELL ENERGY, INC. - Notice of Annual Meeting of Shareholders	44

Back to Contents
10.	Performance Units and Performance Shares

(a)	Grant of Performance Units/Shares. Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. Subject to Section 6(c)(ii), the Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b)	Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)	Performance Objectives and Other Terms. The Administrator will set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives must be met will be called the “Performance Period.” The Performance Period shall be such period as determined by the Administrator, which period shall not be less than one year, provided that, the Administrator may in its discretion provide a Performance Period of less than one year, or shorten the Performance Period, when the Performance Units or Performance Shares are granted to a Participant in connection with his or her commencement of service with the Company or any Affiliate of the Company or are granted to a Participant who retires, dies or becomes disabled due to a Disability while in service with the Company or any Affiliate of the Company, or in connection with other situations not in the ordinary course of business. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set Performance Goals based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d)	Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved.

(e)	Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon after the expiration of the applicable Performance Period as determined by the Administrator. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f)	Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11.	Restricted Stock Units

Restricted Stock Units shall consist of a Restricted Stock, Performance Share or Performance Unit Award that the Administrator, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator. Restricted Stock Units will be subject to such terms and conditions (including but not limited to those relating to vesting, performance goals and performance periods) as determined by the Administrator, subject to such rules and limitations as are consistent with, as applicable, the provisions of the Plan applicable to Restricted Stock, Performance Units and Performance Shares.

12.	Other Stock Based Awards

Other Stock Based Awards may be granted separately, in addition to, or in lieu of other Awards granted under the Plan or cash awards made outside of the Plan. The Administrator shall have authority to determine the Service Providers to whom and the time or times at which Other Stock Based Awards shall be made, the amount of such Other Stock Based Awards, and all other conditions of the Other Stock Based Awards including any dividend and/or voting rights. Any Other Stock Based Award pursuant to which vesting, settlement, exercise or payment is based on completion of a prescribed service period or passage of time and (i) which is granted to a Participant who is not a Director or Consultant shall vest ratably as determined by the Administrator over a period of at least three years or (ii) which is granted to a Director or Consultant shall vest ratably as determined by the Administrator over a period of at least one year. Notwithstanding the foregoing, the Administrator may in its discretion grant Other Stock Based Awards with a vesting, settlement, exercise or payment schedule that is less than the applicable period set forth above, or shorten the vesting, settlement, exercise or payment schedule of an outstanding Other Stock Based Award, when such awards are granted to Participant in connection with his or her commencement of service with the Company or any Affiliate of the Company or are granted to a Participant who retires, dies or becomes disabled due to a Disability while in service with the Company or any Affiliate of the Company, or in connection with other situations not in the ordinary course of business. In the case of an Other Stock Based Award that vests, is settled or paid or is exercisable upon the attainment of performance goals, the performance period applicable to such Award shall not be less than one year, provided that, a performance period of less than one year may apply as determined by the Administrator

FUELCELL ENERGY, INC. - Notice of Annual Meeting of Shareholders	45

Back to Contents

when the award is granted to a Participant in connection with his or her commencement of service with the Company or any Affiliate of the Company or is granted to a Participant who retires, dies or becomes disabled due to a Disability while in service with the Company or any Affiliate of the Company, or in connection with other situations not in the ordinary course of business.

13.	Leaves of Absence

Unless the Administrator provides otherwise, vesting of Awards granted hereunder will continue during any authorized leave of absence provided such leave does not exceed 90 days. If the leave of absence exceeds 90 days, vesting of Awards shall continue as determined by the Administrator. A Service Provider will not cease to be an Employee in the case of (a) any leave of absence approved by the Company or (b) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91 st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

14.	Non-Transferability of Awards

An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.

15.	Adjustments; Dissolution or Liquidation; Change in Control

(a)	Adjustments. In the event that any dividend (excluding an ordinary dividend) or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, then the Administrator shall appropriately adjust (consistent, as applicable, with Code Sections 422 and 424) the number and class of Shares which may be delivered under the Plan, the Code Section 162(m) annual share issuance limits under Section 6(c) of the Plan, and the number, class, and price of Shares subject to outstanding Awards. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

(b)	Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award, to the extent applicable, until ten days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised or vested, an Award will terminate immediately prior to the consummation of such proposed action.

(c)	Change in Control. In the event of a Change in Control, the Administrator in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the purchase of the Award upon the Participant’s request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Administrator to reflect the Change in Control, (iv) cause the Award to be assumed, or new rights substituted therefore, by another entity, or (v) make such other provision as the Administrator may consider equitable and in the best interests of the Company. Notwithstanding the foregoing, any change in Incentive Stock Options shall comply with the rules under Section 424 of the Code and no change may be made to any Award which would make the Award subject to the provisions of Section 409A of the Code.

16.	Date of Grant

The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

FUELCELL ENERGY, INC. - Notice of Annual Meeting of Shareholders	46

Back to Contents
17.	Term of Plan

Subject to Section 22 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten years unless terminated earlier under Section 18 of the Plan.

18.	Amendment and Termination of the Plan

(a)	Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan; provided that any material amendment to the Plan shall require shareholder approval in accordance with Rule 4350(i)(1)(A) of The NASDAQ Marketplace Rules applicable to the Company.

(b)	Effect of Amendment or Termination. Subject to Section 20 of the Plan, no amendment, alteration, suspension or termination of the Plan will materially impair the vested rights of any Participant with respect to any outstanding Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company, or except as may otherwise be necessary or advisable in order to comply with the requirements of Code Section 409A. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

19.	Conditions Upon Issuance of Shares

(a)	Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)	Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

20.	Severability

Notwithstanding any contrary provision of the Plan or an Award to the contrary, if any one or more of the provisions (or any part thereof) of this Plan or the Awards shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable in a manner to the greatest extent possible to conform with the original intent of such provision, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan or Award, as applicable, shall not in any way be affected or impaired thereby.

21.	Inability to Obtain Authority

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

22.	Stockholder Approval

The Plan will be subject to approval by the stockholders of the Company within twelve months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

FUELCELL ENERGY, INC. - Notice of Annual Meeting of Shareholders	47

Back to Contents
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

FUELCELL ENERGY, INC. 3 GREAT PASTURE ROAD PO BOX 1305 DANBURY, CT 06813-1305 ATTN: CORPORATE SECRETARY	ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors
Nominees

01	Arthur A. Bottone	02	Richard A. Bromley	03	J H England	04	James D. Gerson	05	William A. Lawson
06	John A. Rolls	07	Togo Dennis West, Jr

The Board of Directors recommends you vote FOR proposals 2., 3., 4. and 5.			For	Against	Abstain

2.	To ratify the selection of the independent registered public accounting firm for fiscal 2014;

3.	To amend the FuelCell Energy, Inc. Amended and Restated 2010 Equity Incentive Plan;

4.	To amend the FuelCell Energy, Inc. Articles of Incorporation increasing its authorized common stock from 275,000,000 to 400,000,000 shares;

5.	To vote, on an advisory basis, on the compensation of the Company’s Named Executive Officers as set forth in the Executive Compensation section of this Proxy Statement; and

NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Back to Contents

Holders of record who wish to attend the
Annual Meeting should indicate that you
plan to attend the meeting when submitting
your proxy by checking the box (Yes) in the
bottom left corner of your Proxy Card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com.

PROXY FOR THE MARCH 27, 2014 ANNUAL MEETING OF
SHAREHOLDERS

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Arthur A. Bottone and Michael S. Bishop, and each of them, attorneys with full power of substitution, to vote as directed below all shares of Common Stock of FuelCell Energy, Inc. registered in the name of the undersigned, or which the undersigned may be entitled to vote, at the Annual Meeting of Shareholders to be held at the Hartford Marriott Downtown, 200 Columbus Boulevard, Hartford, Connecticut, on Thursday, March 27, 2014, at 10:00 a.m. Eastern Standard Time and at any adjournment or postponement thereof.

This proxy, when properly executed will be voted as directed, or if no direction is given, will be voted “FOR” all Proposals and in the discretion of the proxyholders on any other matter that properly comes before the meeting.

This proxy may be used for holders as of February 3, 2014.

Continued and to be signed on reverse side